                                                                    EXHIBIT 99.2




                                 $1,000,000,000

                      AMENDED AND RESTATED CREDIT AGREEMENT

                                      among

                            TIME WARNER TELECOM INC.,

                       TIME WARNER TELECOM HOLDINGS INC.,

                                  as Borrower,

                               The Several Lenders

                        from Time to Time Parties Hereto,

                            THE CHASE MANHATTAN BANK,

                            as Administrative Agent,

                            BANK OF AMERICA, N.A. and

                      MORGAN STANLEY SENIOR FUNDING, INC.,

                            as Co-Syndication Agents,

                                       and

                               ABN AMRO BANK N.V.,

                             as Documentation Agent



                       Dated as of                 , 2000
                                   ----------------


       CHASE SECURITIES INC., as Sole Lead Arranger and Sole Book Manager



               MORGAN STANLEY SENIOR FUNDING, INC., as an Arranger

                                TABLE OF CONTENTS

                                                                                   PAGE


SECTION 1.   DEFINITIONS..............................................................1

    1.1.     Defined Terms............................................................1
    1.2.     Other Definitional Provisions...........................................25

SECTION 2.   AMOUNT AND TERMS OF COMMITMENTS.........................................26

    2.1.     Commitments; Additional Commitments; Incremental
             Facility................................................................26
    2.2.     Procedure for Borrowing.................................................28
    2.3.     Repayment of Loans......................................................28
    2.4.     Swingline Commitment....................................................30
    2.5.     Procedure for Swingline Borrowing; Refunding of
             Swingline Loans.........................................................30
    2.6.     Commitment Fees, etc....................................................32
    2.7.     Optional Termination or Reduction of Commitments........................32
    2.8.     Optional Prepayments....................................................33
    2.9.     Additional Mandatory Prepayments and Commitment
             Reductions..............................................................33
    2.10.    Conversion and Continuation Options.....................................35
    2.11.    Limitations on Eurodollar Loans.........................................35
    2.12.    Interest Rates and Payment Dates........................................36
    2.13.    Computation of Interest and Fees........................................36
    2.14.    Inability to Determine Interest Rate....................................36
    2.15.    Pro Rata Treatment and Payments.........................................37
    2.16.    Requirements of Law.....................................................38
    2.17.    Taxes...................................................................40
    2.18.    Indemnity...............................................................41
    2.19.    Change of Lending Office................................................42
    2.20.    Replacement of Lenders..................................................42

SECTION 3.   LETTERS OF CREDIT.......................................................43

    3.1.     L/C Commitment..........................................................43
    3.2.     Procedure for Issuance of Letter of Credit..............................43
    3.3.     Fees and Other Charges..................................................43
    3.4.     L/C Participations......................................................44
    3.5.     Reimbursement Obligation of the Borrower................................45
    3.6.     Obligations Absolute....................................................45
    3.7.     Letter of Credit Payments...............................................45
    3.8.     Applications............................................................46

SECTION 4.   REPRESENTATIONS AND WARRANTIES..........................................46

    4.1.     Financial Condition.....................................................46
    4.2.     No Change...............................................................47
    4.3.     Existence; Compliance with Law..........................................47
    4.4.     Power; Authorization; Enforceable Obligations...........................47
    4.5.     No Legal Bar............................................................47
    4.6.     Litigation..............................................................48
    4.7.     No Default..............................................................48
    4.8.     Ownership of Property; Liens............................................48
    4.9.     Intellectual Property...................................................48
    4.10.    Taxes...................................................................48
    4.11.    Federal Regulations.....................................................48
    4.12.    Labor Matters...........................................................49
    4.13.    ERISA...................................................................49
    4.14.    Investment Company Act; Other Regulations...............................49
    4.15.    Subsidiaries............................................................49
    4.16.    Use of Proceeds.........................................................50
    4.17.    Environmental Matters...................................................50
    4.18.    Accuracy of Information, etc............................................51
    4.19.    Security Documents......................................................51
    4.20.    Solvency................................................................52
    4.21.    Certain Documents.......................................................52

SECTION 5.   CONDITIONS PRECEDENT....................................................52

    5.1.     Conditions to the Initial Extension of Credit on or After the
             Restatement Effective Date..............................................52
    5.2.     Conditions to Each Extension of Credit..................................54

SECTION 6.   AFFIRMATIVE COVENANTS...................................................54

    6.1.     Financial Statements....................................................54
    6.2.     Certificates; Other Information.........................................55
    6.3.     Payment of Obligations..................................................57
    6.4.     Maintenance of Existence; Compliance....................................57
    6.5.     Maintenance of Property; Insurance......................................57
    6.6.     Inspection of Property; Books and Records; Discussions..................57
    6.7.     Notices.................................................................57
    6.8.     Environmental Laws......................................................58
    6.9.     Additional Collateral, etc..............................................58

SECTION 7.   NEGATIVE COVENANTS......................................................60

    7.1.     Financial Condition Covenants...........................................60
    7.2.     Indebtedness............................................................61
    7.3.     Liens...................................................................63
    7.4.     Fundamental Changes.....................................................65
    7.5.     Disposition of Property.................................................65
    7.6.     Restricted Payments.....................................................66
    7.7.     Capital Expenditures....................................................68

    7.8.     Investments.............................................................68
    7.9.     Optional Payments and Modifications of Certain Debt
             Instruments.............................................................69
    7.10.    Transactions with Affiliates............................................69
    7.11.    Sales and Leasebacks....................................................70
    7.12.    Changes in Fiscal Periods...............................................70
    7.13.    Negative Pledge Clauses.................................................70
    7.14.    Clauses Restricting Subsidiary Distributions............................70
    7.15.    Lines of Business; Holding Company Status...............................71
    7.16.    Modifications to Time Warner Arrangements and Material
             Rights and Privileges...................................................71
    7.17.    Amendments to GST Asset Purchase Agreement..............................71
    7.18.    Assets of TWT New Jersey................................................71

SECTION 8.   EVENTS OF DEFAULT.......................................................72


SECTION 9.   THE AGENTS..............................................................75

    9.1.     Appointment.............................................................75
    9.2.     Delegation of Duties....................................................75
    9.3.     Exculpatory Provisions..................................................76
    9.4.     Reliance by Administrative Agent........................................76
    9.5.     Notice of Default.......................................................76
    9.6.     Non-Reliance on Agents and Other Lenders................................77
    9.7.     Indemnification.........................................................77
    9.8.     Agent in Its Individual Capacity........................................78
    9.9.     Successor Administrative Agent..........................................78
    9.10.    Documentation Agent and Co-Syndication Agents...........................78

SECTION 10.   MISCELLANEOUS..........................................................78

    10.1.    Amendments and Waivers..................................................78
    10.2.    Notices.................................................................80
    10.3.    No Waiver; Cumulative Remedies..........................................81
    10.4.    Survival of Representations and Warranties..............................81
    10.5.    Payment of Expenses and Taxes...........................................81
    10.6.    Successors and Assigns; Participations and Assignments..................82
    10.7.    Adjustments; Set-off....................................................85
    10.8.    Counterparts............................................................85
    10.9.    Severability............................................................85
    10.10.   Integration.............................................................85
    10.11.   GOVERNING LAW...........................................................86
    10.12.   Submission To Jurisdiction; Waivers.....................................86
    10.13.   Acknowledgments.........................................................86
    10.14.   Releases of Guarantees and Liens........................................87
    10.15.   Confidentiality.........................................................87
    10.16.   WAIVERS OF JURY TRIAL...................................................88

ANNEX:

A        Pricing Grid

SCHEDULES:

1.1A     Commitments
4.4      Consents, Authorizations, Filings and Notices
4.15     Subsidiaries
7.2(d)   Existing Indebtedness
7.3(f)   Existing Liens
7.10     Affiliate Transactions

EXHIBITS:

A        Form of Guarantee and Collateral Agreement
B        Form of Compliance Certificate
C        Form of Closing Certificate
D-1      New Lender Supplement
D-2      Increased Facility Activation Notice
E        Form of Assignment and Acceptance
F        Form of Prepayment Option Notice
G        Form of Exemption Certificate

                  AMENDED AND RESTATED CREDIT AGREEMENT, dated as of ____________, 2000, among TIME WARNER TELECOM INC., a Delaware corporation ("TWTC"), TIME WARNER TELECOM HOLDINGS INC., a Delaware corporation (the "Borrower"), the several banks and other financial institutions or entities from time to time parties to this Agreement (the "Lenders"), ABN AMRO BANK N.V., as documentation agent (in such capacity, the "Documentation Agent"), BANK OF AMERICA, N.A. and MORGAN STANLEY SENIOR FUNDING, INC., as co-syndication agents (in such capacity, the "Co-Syndication Agents"), and THE CHASE MANHATTAN BANK ("Chase" and, in such capacity, the "Administrative Agent"), as administrative agent.


                                   WITNESSETH:

                  WHEREAS, TWTC, the Borrower, the Lenders, Chase, as administrative agent, Bank of America, N.A., as syndication agent, and ABN Amro Bank N.V., as documentation agent, are parties to the Credit Agreement, dated as of April 10, 2000 (the "Existing Credit Agreement");

                  WHEREAS, TWTC and the Borrower have requested that the Lenders and the Administrative Agent (i) amend certain provisions of the Existing Credit Agreement to, among other things, obtain an additional $525,000,000 of credit facilities in connection with TWTC's proposed acquisition of the assets of GST Telecommunications, Inc., a Canadian corporation ("GST"), and certain affiliates of GST, and (ii) restate the Existing Credit Agreement in its entirety as set forth herein; and

                  WHEREAS, the Lenders and the Administrative Agent are willing to amend and restate the Existing Credit Agreement and to make credit facilities available to the Borrower upon and subject to the terms and conditions hereinafter set forth;

                  NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth, the parties hereby agree as follows:

                             SECTION 1. DEFINITIONS

                  1.1. Defined Terms. As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this
Section 1.1.

                  "ABR": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16th of 1%) equal to the greatest of (i) the Prime Rate in effect on such day, (ii) the Three-Month Secondary CD Rate (adjusted for statutory reserve requirements) plus 1% and (iii) the Federal Funds Effective Rate from time to time plus 0.5%. Any change in the ABR due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

                  "ABR Loans": Loans the rate of interest applicable to which is based upon the ABR.

                  "Acquisition": the acquisition of certain assets (the "Assets") of GST and certain of its affiliates by one or more Wholly Owned Subsidiaries of TWTC pursuant to the GST Asset Purchase Agreement.

                  "Additional Extensions of Credit": as defined in Section 10.1.

                  "Additional Financing": any offering(s) by TWTC of debt or equity securities (or bridge financing(s) in respect thereof) that has been disclosed to the Administrative Agent and the Arrangers prior to the date hereof, or any offering(s) by TWTC of debt or equity securities to replace such bridge financing(s), including the issuance of any Rollover Notes or refinancings or replacements thereof, in each case, in form and substance, and pursuant to documentation, reasonably satisfactory to the Administrative Agent and the Arrangers, that will, in the aggregate, raise no less than $700,000,000 in proceeds to be used to fund the Acquisition and the business plan as described in the Confidential Information Memorandum.

                  "Adjustment Date": as defined in the Pricing Grid.

                  "Administrative Agent": as defined in the preamble hereto.

                  "Affiliate": as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

                  "Agents": the collective reference to the Co-Syndication Agents, the Documentation Agent and the Administrative Agent.

                  "Aggregate Exposure": with respect to any Lender at any time, an amount equal to the sum of (a) the aggregate unpaid principal amount of such Lender's Term Loans, (b) the amount of such Lender's unutilized Delayed-Draw Term Commitment then in effect and (c) amount of such Lender's Revolving Commitment then in effect or, if the Revolving Commitments have been terminated, the amount of such Lender's Revolving Extensions of Credit then outstanding.

                  "Aggregate Exposure Percentage": with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender's Aggregate Exposure at such time to the Aggregate Exposure of all Lenders at such time.

                  "Agreement": this Amended and Restated Credit Agreement, as amended, supplemented or otherwise modified from time to time.

                  "Annualized Consolidated EBITDA": for any fiscal quarter, an amount equal to Consolidated EBITDA for such period multiplied by four.

                  "Applicable Margin": means, for any day, with respect to (a) any Delayed-Draw Term Loans or Revolving Loans, as the case may be, the applicable rate per annum set forth in the Pricing Grid; provided that prior to the first Adjustment Date occurring after the first anniversary of the Restatement Effective Date, such applicable rate shall be (i) in the case of ABR Loans, 1.75%, and (ii) in the case of Eurodollar Loans, 2.75%, and (b) any Tranche B Term Loans, (i) 3.00% per annum, in the case of ABR Loans, and (ii) 4.00% per annum, in the case of Eurodollar Loans

                  "Application": an application, in such form as the Issuing Lender may specify from time to time, requesting the Issuing Lender to open a Letter of Credit.

                  "Approved Fund": with respect to any Lender that is a fund that invests in commercial loans, any other fund that invests in commercial loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

                  "Arranger": Morgan Stanley Senior Funding, Inc.

                  "Arrangers": the collective reference to the Sole Lead Arranger and the Arranger.

                  "Asset Sale": any Disposition of property or series of related Dispositions of property (excluding (a) Exchanges pursuant to which no cash consideration is received by any Subsidiary of TWTC and (b) any such Disposition
(i) permitted by clause (a), (b), (c), (d) or (e) of Section 7.5 or (ii) in connection with any issuance or sale of the Capital Stock of TWTC) that yields gross proceeds to TWTC, the Borrower or any of its Subsidiaries (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities or at the accreted amount thereof in the case of zero coupon or discount notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) in excess of $5,000,000.

                  "Assets": as defined in the definition of "Acquisition".

                  "Assignee": as defined in Section 10.6(c).

                  "Assignment and Acceptance": an Assignment and Acceptance, substantially in the form of Exhibit E.

                  "Assignor": as defined in Section 10.6(c).

                  "Available Delayed-Draw Term Commitment": as to any Delayed-Draw Term Lender at any time, an amount equal to the excess, if any, of
(a) such Lender's Delayed-Draw Term Commitment then in effect over (b) such Lender's Delayed-Draw Term Loans then outstanding.

                  "Available Revolving Commitment": as to any Revolving Lender at any time, an amount equal to the excess, if any, of (a) such Lender's Revolving Commitment then in effect over (b) such Lender's Revolving Extensions of Credit then outstanding; provided, that in calculating any Lender's Revolving Extensions of Credit for the purpose of determining such Lender's Available Revolving Commitment pursuant to Section 2.6(a), the aggregate principal amount of Swingline Loans then outstanding shall be deemed to be zero.

                  "Benefitted Lender": as defined in Section 10.7(a).

                  "Board": the Board of Governors of the Federal Reserve System of the United States (or any successor).

                  "Borrower": as defined in the preamble hereto.

                  "Borrowing Date": any Business Day specified by the Borrower as a date on which the Borrower requests the relevant Lenders to make Loans hereunder.

                  "Business": as defined in Section 4.17(b).

                  "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close, provided, that with respect to notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, such day is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market.

                  "Capital Expenditures": for any period, with respect to any Person, the aggregate of all expenditures by such Person and its Subsidiaries for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) that should be capitalized under GAAP on a consolidated balance sheet of such Person and its Subsidiaries.

                  "Capital Lease Obligations": as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

                  "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

                  "Cash Equivalents": (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $500,000,000; (c) commercial paper of an issuer rated at least A-1 by Standard & Poor's Ratings Services ("S&P") or P-1 by Moody's Investors Service, Inc. ("Moody's"), or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; or (g) shares of money market mutual or similar funds which invest substantially exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

                  "Cash Pay Preferred Stock": any class or series of Capital Stock of any Person that by its terms or otherwise (i) is required to be redeemed prior to the date (the "Expiration Date") which is one year after the final maturity date of the Loans and the expiration of the Commitments hereunder, (ii) is redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the Expiration Date, (iii) is convertible into or exchangeable for (unless solely at the option of such Person) Capital Stock referred to in clause (i) or (ii) above or Indebtedness having a scheduled maturity prior to the Expiration Date or that would require cash payment of interest prior to the Expiration Date or (iv) provides for payment of dividends (other than dividends payable solely in common stock or in Non-Cash Pay Preferred Stock of TWTC) prior to the Expiration Date; provided, that no Capital Stock shall constitute Cash Pay Preferred Stock as a result of containing provisions that give holders the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of (x) a "change of control" (or similar event, however defined) or (y) the sale of all or substantially all of such Person's assets (or similar event, however defined).

                  "Chase": as defined in the preamble hereto.

                  "Code": the Internal Revenue Code of 1986, as amended from time to time.

                  "Collateral": all property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

                  "Commitment": as to any Lender, the sum of the Delayed-Draw Term Commitment, the Tranche B Term Commitment, the Revolving Commitment and the Incremental Commitment, if any, of such Lender.

                  "Commitment Fee Rate": the per annum rate determined in accordance with the Pricing Grid.

                  "Commonly Controlled Entity": an entity, whether or not incorporated, that together with the Borrower is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

                  "Compliance Certificate": a certificate duly executed by a Responsible Officer substantially in the form of Exhibit B.

                  "Conduit Lender": any special purpose corporation organized and administered by any Lender for the purpose of making Loans hereunder otherwise required to be made by such Lender and designated by such Lender in a written instrument, subject to the consent of the Administrative Agent and the Borrower (which consent, in each case, shall not be unreasonably withheld); provided, that the designation by any Lender of a Conduit Lender shall not relieve the designating Lender of any of its obligations to fund a Loan under this Agreement if, for any reason, its Conduit Lender fails to fund any such Loan, and the designating Lender (and not the Conduit Lender) shall have the sole right and responsibility to deliver all consents and waivers required or requested under this Agreement with respect to its Conduit Lender, and provided, further, that no Conduit Lender shall (a) be entitled to receive any greater amount pursuant to Section 2.16, 2.17, 2.18 or 10.5 than the designating Lender would have been entitled to receive in respect of the extensions of credit made by such Conduit Lender or (b) be deemed to have any Commitment hereunder.

                  "Confidential Information Memorandum": the Confidential Information Memorandum dated October 2000 and furnished to the Lenders.

                  "Consolidated Current Assets": at any date, all amounts (other than cash and Cash Equivalents) that would, in conformity with GAAP, be set forth opposite the caption "total current assets" (or any like caption) on a consolidated balance sheet of TWTC and its Subsidiaries at such date.

                  "Consolidated Current Liabilities": at any date, all amounts that would, in conformity with GAAP, be set forth opposite the caption "total current liabilities" (or any like caption) on a consolidated balance sheet of TWTC and its Subsidiaries at such date, but excluding (a) the current portion of any Funded Debt of the Borrower and its Subsidiaries and (b) without duplication of clause (a) above, all Indebtedness consisting of Revolving Loans or Swingline Loans to the extent otherwise included therein.

                  "Consolidated Debt Service Coverage Ratio": as of the last day of any fiscal period, the ratio of (a) Consolidated EBITDA determined for the period of four consecutive fiscal quarters ending on such day to (b) the sum of
(i) Consolidated Interest Expense for the period of four consecutive fiscal quarters ending on such day and (ii) scheduled principal payments on Indebtedness of TWTC and any of its Subsidiaries for the period of four consecutive fiscal quarters commencing immediately after such day (or, in the case of the

Revolving Loans, the excess, if any, of the amount of the Revolving Loans then in effect over the amount of the Total Revolving Commitments scheduled to be in effect at the end of such period of four consecutive fiscal quarters).

                  "Consolidated EBITDA": for any period, Consolidated Net Income for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) interest expense, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans), (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs, and (e) any extraordinary, unusual or non-recurring non-cash expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, non-cash losses on sales of assets outside of the ordinary course of business), provided, that the amounts referred to in this clause (e) shall not, in the aggregate, exceed $20,000,000 for any fiscal year of TWTC, plus, in the case of such non-cash losses on sales of the Assets or any non-cash losses on minority investments or investments in unconsolidated Subsidiaries, $30,000,000 for the term of this Agreement and minus, to the extent included in the statement of such Consolidated Net Income for such period, the sum of (a) interest income and (b) any extraordinary, unusual or non-recurring income or gains (other than any reciprocal compensation income or gains to the extent included in operating income), including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business.

                  "Consolidated Interest Coverage Ratio": for any period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense for such period.

                  "Consolidated Interest Expense": for any period, total cash interest expense (including that attributable to Capital Lease Obligations) of TWTC and its Subsidiaries for such period with respect to all outstanding Indebtedness (and cash dividends on Cash Pay Preferred Stock) of TWTC and its Subsidiaries (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Hedge Agreements, less any net receipts, in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP and less interest income and capitalized interest).

                  "Consolidated Leverage Ratio": as of any day, the ratio of (a) Consolidated Net Total Debt on such day to (b) Annualized Consolidated EBITDA for the most recent complete fiscal quarter of TWTC.

                  "Consolidated Net Income": for any period, the consolidated net income (or loss) of TWTC and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of TWTC or is merged into or consolidated with TWTC or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary of TWTC) in which TWTC or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by TWTC or such Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary of TWTC to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary.

                  "Consolidated Net Senior Debt": as of any day, the excess of
(i) Consolidated Senior Debt at such date over (ii) the aggregate amount of cash and Cash Equivalents reflected on a consolidated balance sheet of the Subsidiaries of TWTC at such date in excess of $50,000,000.

                  "Consolidated Net Total Debt": as of any day, the excess of
(i) Consolidated Total Debt at such date over (ii) the aggregate amount of cash and Cash Equivalents reflected on a consolidated balance sheet of TWTC at such date in excess of $50,000,000.

                  "Consolidated Senior Debt": at any date, the aggregate principal amount of all Senior Indebtedness (other than, in the case of contingent obligations of the type described in clause (f) of the definition of "Indebtedness", any such obligations not constituting L/C Obligations) of the Subsidiaries of TWTC at such date taken as a whole, determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Total Debt": at any date, the aggregate principal amount of all Indebtedness (other than, in the case of contingent obligations of the type described in clause (f) of the definition of "Indebtedness", any such obligations not constituting L/C Obligations) of TWTC and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Working Capital": at any date, the excess of Consolidated Current Assets on such date over Consolidated Current Liabilities on such date.

                  "Continuing Directors": the directors of TWTC on the Restatement Effective Date and each other director, if, in each case, such other director's nomination for election to the board of directors of TWTC is recommended by at least a majority of the then Continuing Directors or such other director receives the vote of the Permitted Investors in his or her election by the shareholders of TWTC.

                  "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

                  "Control Investment Affiliate": as to any Person, any other Person that (a) directly or indirectly, is in control of, is controlled by, or is under common control with, such Person and (b) is organized by such Person primarily for the purpose of making equity or debt investments in one or more companies. For purposes of this definition, "control" of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

                  "Co-Syndication Agents": as defined in the preamble hereto.

                  "Default": any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

                  "Delayed-Draw Aggregate Funded Amount": the aggregate principal amount of Delayed-Draw Term Loans made pursuant to Section 2.1(a).

                  "Delayed-Draw Commitment Termination Date": the date that is the second anniversary of the Restatement Effective Date or the Business Day following such date if such date is not a Business Day.

                  "Delayed-Draw Term Commitment": as to any Delayed-Draw Term Lender, the obligation of such Lender to make one or more Delayed-Draw Term Loans to the Borrower hereunder in an aggregate principal amount not to exceed the amount set forth under the heading "Delayed-Draw Term Commitment" opposite such Lender's name on Schedule 1.1A or in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original aggregate amount of the Total Delayed-Draw Term Commitments is $275,000,000.

                  "Delayed-Draw Term Facility": as defined in the definition of "Facility".

                  "Delayed-Draw Term Lender": each Lender that has a Delayed-Draw Term Commitment or is the holder of a Delayed-Draw Term Loan.

                  "Delayed-Draw Term Loan": as defined in Section 2.1(a).

                  "Delayed-Draw Term Percentage": as to any Delayed-Draw Term Lender at any time, the percentage which the aggregate principal amount of such Lender's Delayed-Draw Term Loans then outstanding constitutes of the aggregate principal amount of the Delayed-Draw Term Loans then outstanding.

                  "Disposition": with respect to any property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof, including pursuant to an exchange for other property. The terms "Dispose" and "Disposed of" shall have correlative meanings.

                  "Documentation Agent": as defined in the preamble hereto.

                  "Dollars" and "$": dollars in lawful currency of the United States.

                  "Domestic Subsidiary": any Subsidiary of TWTC organized under the laws of any jurisdiction within the United States.

                  "Environmental Laws": any and all applicable foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health (as relating to exposure to Materials of Environmental Concern) or the environment.

                  "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "Eurocurrency Reserve Requirements": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

                  "Eurodollar Base Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Telerate screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the Telerate screen (or otherwise on such screen), the "Eurodollar Base Rate" shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent or, in the absence of such availability, by reference to the rate at which the Administrative Agent is offered Dollar deposits at or about 11:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where its eurodollar and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein.

                  "Eurodollar Loans": Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

                  "Eurodollar Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                              Eurodollar Base Rate
                    ----------------------------------------
                    1.00 - Eurocurrency Reserve Requirements

                  "Eurodollar Tranche": the collective reference to Eurodollar Loans under a particular Facility the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

                  "Event of Default": any of the events specified in Section 8, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

                  "Excess Cash Flow": for any fiscal year of TWTC, the excess, if any, of (a) the sum, without duplication, of (i) Consolidated Net Income for such fiscal year, (ii) an amount equal to the amount of all non-cash charges (including depreciation and amortization) deducted in arriving at such Consolidated Net Income, (iii) decreases in Consolidated Working Capital for such fiscal year, and (iv) an amount equal to the aggregate net non-cash loss on the Disposition of property by TWTC and its Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent deducted in arriving at such Consolidated Net Income over (b) the sum, without duplication, of (i) an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Net Income, (ii) Capital Expenditures (excluding the principal amount of Indebtedness incurred in connection with such expenditures permitted by Section 7.2(e) and any such expenditures financed with the proceeds of any Reinvestment Deferred Amount),
(iii) the amount of Investments (other than Investments in Cash Equivalents) made during such fiscal year pursuant to Section 7.8 to the extent such Investments were financed with internally generated cash flow of TWTC and its Subsidiaries, (iv) the aggregate amount of all principal payments of Funded Debt of TWTC and its Subsidiaries made during such fiscal year (other than in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder and other than in respect of any bridge financing to the extent of any refinancing thereof), (v) increases in Consolidated Working Capital for such fiscal year, and (vi) an amount equal to the aggregate net non-cash gain on the Disposition of property by TWTC and its Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent included in arriving at such Consolidated Net Income.

                  "Excess Cash Flow Application Date": as defined in Section 2.9(c).

                  "Exchange": any exchange of operating assets for other operating assets in a Permitted Line of Business and, subject to the last sentence of this definition, of comparable value and use to those assets being exchanged, including (a) exchanges involving the transfer or acquisition (or both transfer and acquisition) of Capital Stock of a Person so long as 100% of the Capital Stock of such Person is transferred or acquired, as the case may be, and (b) fiber capacity and network swaps. It is understood that exchanges of the kind described above as to which a portion of the consideration paid or received is in the form of cash shall nevertheless constitute "Exchanges" for the purposes of this Agreement so long as the aggregate consideration received by any Subsidiary of TWTC in connection with such exchange represents fair market value for the assets and cash being transferred by TWTC and its Subsidiaries.

                  "Excluded Foreign Subsidiary": any Foreign Subsidiary in respect of which either (a) the pledge of all of the Capital Stock of such Subsidiary as Collateral or (b) the guaranteeing by such Subsidiary of the Obligations, would, in the good faith judgment of the Borrower, result in adverse tax consequences to the Borrower.

                  "Existing Credit Agreement": as defined in the Preamble.

                  "Expiration Date": as defined in the definition of the term "Cash Pay Preferred Stock".

                  "Facility": each of (a) the Delayed-Draw Term Commitments and the Delayed-Draw Term Loans made thereunder (the "Delayed-Draw Term Facility"),
(b) the Tranche B Term Commitments and the Tranche B Term Loans made thereunder (the "Tranche B Term Facility"), (c) the Revolving Commitments and the extensions of credit made thereunder (the "Revolving Facility") and (d) the Incremental Facility, if any.

                  "FCC": the Federal Communications Commission and any successor thereto.

                  "FCC License": any community antenna relay service, broadcast auxiliary license, earth station registration, business radio, microwave or special safety radio service license issued by the FCC pursuant to the Communications Act of 1934, as amended.

                  "Federal Funds Effective Rate": for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by the Reference Lender from three federal funds brokers of recognized standing selected by it.

                  "Foreign Subsidiary": any Subsidiary of TWTC that is not a Domestic Subsidiary.

                  "Funded Debt": as to any Person, all Indebtedness of such Person that matures more than one year from the date of its creation or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including all current maturities and current sinking fund payments in respect of such Indebtedness whether or not required to be paid within one year from the date of its creation and, in the case of the Borrower, Indebtedness in respect of the Loans and, in the case of TWTC, the bridge financing(s) described in the definition of Additional Financing, taken together with any refinancings thereof.

                  "Funding Office": the office of the Administrative Agent specified in Section 10.2 or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Borrower and the Lenders.

                  "GAAP": generally accepted accounting principles in the United States as in effect from time to time, except that for purposes of Section 7.1, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the most recent audited financial statements referred to in Section 4.1(b). In the event that any "Accounting Change" (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then TWTC and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating TWTC's financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by TWTC, the Borrower, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. "Accounting Changes" refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC.

                  "Governmental Authority": any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners).

                  "GST": as defined in the recitals hereto.

                  "GST Asset Purchase Agreement": the Asset Purchase Agreement, dated as of September 11, 2000, among TWTC, GST, GST USA, Inc. and the other parties named therein.

                  "Guarantee and Collateral Agreement": the Amended and Restated Guarantee and Collateral Agreement to be executed and delivered by TWTC, the Borrower and each Subsidiary Guarantor, substantially in the form of Exhibit A, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or
(2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

                  "Hedge Agreements": all interest rate swaps, caps or collar agreements or similar arrangements dealing with interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies.

                  "Increased Facility Activation Notice": a notice substantially in the form of Exhibit D-2.

                  "Increased Facility Closing Date": any Business Day designated as such in an Increased Facility Activation Notice.

                  "Incremental Commitments": as defined in Section 2.1(d).

                  "Incremental Facility": as defined in Section 2.1(d).

                  "Incremental Loans": as defined in Section 2.1(d).

                  "Indebtedness": of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade payables incurred in the ordinary course of such Person's business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of acceptances, letters of credit, surety bonds or similar arrangements, (g) all Cash Pay Preferred Stock,
(h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above, (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, and (j) for the purposes of Sections 7.2 and 8(e) only, all obligations of such Person in respect of derivative transactions (including, without limitation, Hedge Agreements). For purposes of this definition, the principal amount of any Cash Pay Preferred Stock shall be deemed to be its liquidation value. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.

                  "Indenture": the indenture with respect to TWTC's $400,000,000 9-3/4% Senior Notes.

                  "Indenture Indebtedness Basket": as defined in Section 6.2(b).

                  "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

                  "Insolvent": pertaining to a condition of Insolvency.

                  "Intellectual Property": the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

                  "Intercompany Subordinated Note": a promissory note subordinated on terms and conditions satisfactory to the Administrative Agent, which note, in any event, (a) shall be subordinated to all other obligations of the Borrower and TWTC's Subsidiaries, (b) shall not be assignable without the prior written consent of the Administrative Agent and (c) the principal and interest payments in respect of which shall not be made unless expressly permitted by Section 7.6.

                  "Interest Payment Date": (a) as to any ABR Loan, the last day of each March, June, September and December to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period and (d) as to any Loan (other than any Revolving Loan that is an ABR Loan and any Swingline Loan), the date of any repayment or prepayment made in respect thereof.

                  "Interest Period": as to any Eurodollar Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six (or, with the consent of all Lenders, nine or twelve) months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

                           (i) if any Interest Period would otherwise end on a
                  day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                           (ii) the Borrower may not select an Interest Period
                  under a particular Facility that would extend beyond the Revolving Termination Date or beyond the date final payment is due on the Delayed-Draw Term Loans or the Tranche B Term Loans, as the case may be;

                           (iii) any Interest Period that begins on the last
                  Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

                           (iv) the Borrower shall select Interest Periods so as
                  not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan.

                  "Investments": as defined in Section 7.8.

                  "Issuing Lender": each of Chase and any other Revolving Lender that has agreed in its sole discretion to act as an "Issuing Lender" hereunder and that has been approved in writing by the Administrative Agent as an "Issuing Lender" hereunder, in each case in its capacity as issuer of any Letter of Credit.

                  "L/C Commitment": $25,000,000.

                  "L/C Fee Payment Date": the last day of each March, June, September and December and the last day of the Revolving Commitment Period.

                  "L/C Obligations": at any time, an amount equal to the sum of
(a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit that have not then been reimbursed pursuant to Section 3.5.

                  "L/C Participants": the collective reference to all the Revolving Lenders other than the Issuing Lender.

                  "Lenders": as defined in the preamble hereto; provided, that unless the context otherwise requires, each reference herein to the Lenders shall be deemed to include any Conduit Lender.

                  "Letters of Credit": as defined in Section 3.1(a).

                  "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

                  "Loan": any loan made by any Lender pursuant to this Agreement.

                  "Loan Documents": this Agreement, the Security Documents and the Notes.

                  "Loan Parties": TWTC, the Borrower and each Subsidiary Guarantor that is a party to a Loan Document.

                  "Majority Facility Lenders": with respect to any Facility, the holders of more than 50% of the aggregate unpaid principal amount of the Term Loans or the Total Revolving Extensions of Credit, as the case may be, outstanding under such Facility (or, in the case of the Revolving Facility, prior to any termination of the Revolving Commitments, the holders of more than 50% of the Total Revolving Commitments). For purposes of this definition, any unutilized Delayed-Draw Term Commitments shall be deemed to have been borrowed as Delayed-Draw Term Loans until the Delayed-Draw Commitment Termination Date.

                  "Material Adverse Effect": a material adverse effect on (a) the business, property, operations or financial condition of TWTC and its Subsidiaries taken as a whole or (b) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

                  "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

                  "Multiemployer Plan": a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                  "Net Cash Proceeds": (a) in connection with any Asset Sale, Exchange or any Recovery Event, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Asset Sale, Exchange or Recovery Event, net of (i) attorneys' fees, accountants' fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset that is the subject of such Asset Sale, Exchange or Recovery Event (other than any Lien pursuant to a Security Document) and other customary fees and expenses actually incurred in connection therewith, (ii) taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and (iii) appropriate amounts to be provided by TWTC, the Borrower or any Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale, Exchange or Recovery Event and retained by TWTC, the Borrower or any Subsidiary, as the case may be, after such Asset Sale, Exchange or Recovery Event, including, without limitation, pension and other post-employment benefit liabilities and liabilities under any indemnification obligations associated with such Disposition and (b) in connection with any issuance or sale of Capital Stock or any incurrence of Indebtedness, the cash proceeds received from such issuance or incurrence, net of attorneys' fees, investment banking fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.

                  "New Lender": as defined in Section 2.1(e).

                  "New Lender Supplement": as defined in Section 2.1(e).

                  "Non-Cash Pay Preferred Stock": any preferred stock of a Person that does not qualify as Cash Pay Preferred Stock.

                  "Non-Excluded Taxes": as defined in Section 2.17(a).

                  "Non-U.S. Lender": as defined in Section 2.17(d).

                  "Notes": the collective reference to any promissory note evidencing Loans.

                  "Obligations": the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and Reimbursement Obligations and all other obligations and liabilities of the Borrower to the Administrative Agent or to any Lender (or, in the case of Hedge Agreements, any affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit, any Hedge Agreement entered into with any Lender or any affiliate of any Lender or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise.

                  "Other Taxes": any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

                  "Participant": as defined in Section 10.6(b).

                  "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

                  "Permitted Encumbrances": means with respect to or upon any of the Assets, any (1) easement, encroachment or similar reservation which does not impair the current use, occupancy, or value, or the marketability of title, of such Asset and which would not individually (or in the aggregate with others) be reasonably expected to have a material adverse effect on or materially impair the use or enjoyment of such Asset; (2) liens securing the performance of bids, tenders, leases, contracts (other than for the repayment of debt), statutory obligations, surety, customs and appeal bonds and other obligations of like nature, incurred as an incident to and in the ordinary course of GST's business;
(3) liens imposed by law, such as carriers', warehouseman's, mechanics', materialmen's, landlords', laborers', suppliers' and vendors' liens, incurred in good faith in the ordinary course of GST's business and securing obligations which are not yet due or which are being contested in good faith by appropriate proceedings as to which GST and its affiliates and/or TWTC and its affiliates shall, to the extent required by GAAP, have set aside on its books appropriate provision for liability; and (4) extensions, renewals and replacements of liens referred to in (1) through (3) of this sentence; provided, that any such extension, renewal or replacement lien shall be limited to the property or assets covered by the lien extended, renewed or replaced and that the obligations secured by any such extension, renewal or replacement lien shall be in an amount not greater than the amount of the obligations secured by the original lien extended, renewed or replaced, none of which, individually or in the aggregate, materially impair the value of the property subject thereto or the use to which such property is presently put.

                  "Permitted Investors": the collective reference to Time Warner Inc., including any successor thereto pursuant to a merger with AOL, Inc., and its Control Investment Affiliates.

                  "Permitted Line of Business": as defined in Section 7.15(a).

                  "Person": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                  "Plan": at a particular time, any employee benefit plan that is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "Pledgor": TWTC, in its capacity as pledgor.

                  "Prepayment Date": as defined in Section 2.9(e).

                  "Prepayment Option Notice": as defined in Section 2.9(e).

                  "Pricing Grid": the pricing grid attached hereto as Annex A.

                  "Prime Rate": the rate of interest per annum publicly announced from time to time by the Reference Lender as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by the Reference Lender in connection with extensions of credit to debtors).

                  "Pro Forma Balance Sheet": as defined in Section 4.1(a).

                  "Projections": as defined in Section 6.2(c).

                  "Properties": as defined in Section 4.17(a).

                  "Recovery Event": any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of TWTC, the Borrower or any of their Subsidiaries.

                  "Reference Lender": The Chase Manhattan Bank.

                  "Refunded Swingline Loans": as defined in Section 2.5.

                  "Refunding Date": as defined in Section 2.5.

                  "Register": as defined in Section 10.6(d).

                  "Regulation U": Regulation U of the Board as in effect from time to time.

                  "Reimbursement Obligation": the obligation of the Borrower to reimburse the Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit.

                  "Reinvestment Deadline": as defined in the definition of "Reinvestment Notice".

                  "Reinvestment Deferred Amount": with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by TWTC, the Borrower or any of their Subsidiaries in connection therewith that are not applied to prepay the Term Loans or reduce the Revolving Commitments and the Delayed-Draw Term Commitments pursuant to Section 2.9(a) as a result of the delivery of a Reinvestment Notice.

                  "Reinvestment Event": any Asset Sale, Exchange or Recovery Event in respect of which the Borrower has delivered a Reinvestment Notice.

                  "Reinvestment Notice": a written notice executed by a Responsible Officer stating that (a) no Event of Default has occurred and is continuing and (b) TWTC (directly or indirectly through a Subsidiary) intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale, Exchange or Recovery Event to acquire or repair assets useful in its business on or prior to the later of (i) the date occurring twelve months after the date of receipt of such Net Cash Proceeds and (ii) the date occurring eighteen months after the date of receipt of such Net Cash Proceeds so long as such Net Cash Proceeds were committed to be reinvested within twelve months following the receipt thereof (such later date, the "Reinvestment Deadline").

                  "Reinvestment Prepayment Amount": with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to acquire or repair assets useful in TWTC's business.

                  "Reinvestment Prepayment Date": with respect to any Reinvestment Event, the earlier of (a) the relevant Reinvestment Deadline and
(b) the date on which TWTC shall have determined not to, or shall have otherwise ceased to, acquire or repair assets useful in TWTC's business with all or any portion of the relevant Reinvestment Deferred Amount.

                  "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

                  "Reportable Event": any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived.

                  "Required Lenders": at any time, the holders of more than 50% of the sum of (a) the aggregate unpaid principal amount of the Term Loans then outstanding, (b) the aggregate unutilized Delayed-Draw Term Commitments then in effect, (c) the Total Revolving Commitments then in effect or, if the Revolving Commitments have been terminated, the Total Revolving Extensions of Credit then outstanding and (d) the Incremental Commitments, if any, then in effect or, if the Incremental Commitments have been terminated, the aggregate principal amount of the Incremental Loans, if any, then outstanding.

                  "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "Responsible Officer": the chief executive officer, president, treasurer, chief financial officer or chief accounting officer of TWTC or the Borrower, as applicable, but in any event, with respect to financial matters, the chief financial officer of TWTC or the Borrower, as applicable.

                  "Restatement Effective Date": the date on which the conditions precedent set forth in Section 5.1 shall have been satisfied, which date shall not be later than February 15, 2001.

                  "Restricted Payments": as defined in Section 7.6.

                  "Revolving Aggregate Committed Amount": the sum of the Total Revolving Commitments as in effect on the Restatement Effective Date and the amount of any increases therein effected pursuant to Section 2.1(c).

                  "Revolving Commitment": as to any Lender, the obligation of such Lender, if any, to make Revolving Loans and participate in Swingline Loans and Letters of Credit in an aggregate principal and/or face amount not to exceed the amount set forth under the heading "Revolving Commitment" opposite such Lender's name on Schedule 1.1A or in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original amount of the Total Revolving Commitments is $475,000,000.

                  "Revolving Commitment Period": the period from and including the Restatement Effective Date to the Revolving Termination Date.

                  "Revolving Extensions of Credit": as to any Revolving Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Loans held by such Lender then outstanding, (b) such Lender's Revolving Percentage of the L/C Obligations then outstanding and (c) such Lender's Revolving Percentage of the aggregate principal amount of Swingline Loans then outstanding.

                  "Revolving Facility": as defined in the definition of "Facility".

                  "Revolving Lender": each Lender that has a Revolving Commitment or that holds Revolving Loans.

                  "Revolving Loans": as defined in Section 2.1(b).

                  "Revolving Percentage": as to any Revolving Lender at any time, the percentage which such Lender's Revolving Commitment then constitutes of the Total Revolving Commitments (or, at any time after the Revolving Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Revolving Loans then outstanding constitutes of the aggregate principal amount of the Revolving Loans then outstanding).

                  "Revolving Termination Date": December 31, 2007.

                  "Rollover Notes": any Indebtedness required to be issued by TWTC on or after the maturity date of any bridge advances in exchange for such bridge advances in accordance with the terms of the bridge financing.

                  "SEC": the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority.

                  "Security Documents": the collective reference to the Guarantee and Collateral Agreement and all other security documents (including mortgages) hereafter delivered to the Administrative Agent granting a Lien on any property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document.

                  "Senior Indebtedness": any Indebtedness of any Subsidiary of TWTC that is not contractually subordinated to the Indebtedness under this Agreement. For the avoidance of doubt, any Indebtedness represented by an Intercompany Subordinated Note will not constitute Senior Indebtedness hereunder.

                  "Senior Leverage Ratio": as of any day, the ratio of (a) Consolidated Net Senior Debt on such day to (b) Annualized Consolidated EBITDA for the most recent complete fiscal quarter of TWTC.

                  "Senior Notes": the 9-3/4% Senior Notes issued under the Indenture.

                  "Shell Subsidiary": any Subsidiary of TWTC that is a "shell" company having (a) assets (either directly or through any Subsidiary or other Capital Stock) with an aggregate value not exceeding $10,000 and (b) no operations.

                  "Single Employer Plan": any Plan that is covered by Title IV of ERISA, but that is not a Multiemployer Plan.

                  "Sole Lead Arranger": Chase Securities Inc.

                  "Solvent": when used with respect to any Person, means that, as of any date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise" after giving effect to the expected value of rights of indemnity, contribution and subrogation, as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors,
(b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured after giving effect to the expected value of rights of indemnity, contribution and subrogation, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature after giving effect to the expected value of rights of indemnity, contribution and subrogation. For purposes of this definition, (i) "debt" means liability on a "claim", and (ii) "claim" means any
(x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

                  "Specified Change of Control": a "Change of Control" as defined in the Indenture.

                  "Subsidiary": as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of TWTC.

                  "Subsidiary Guarantor": each Subsidiary of TWTC other than the Borrower and any Excluded Foreign Subsidiary; provided, however, that unless TWT New Jersey has signed the Guarantee and Collateral Agreement on or prior to the Restatement Effective Date, it will not be deemed to be a Subsidiary Guarantor until the date that is 90 days following the date upon which it becomes a party to the Guarantee and Collateral Agreement.

                  "Swingline Commitment": the obligation of the Swingline Lender to make Swingline Loans pursuant to Section 2.4 in an aggregate principal amount at any one time outstanding not to exceed $15,000,000.

                  "Swingline Lender": The Chase Manhattan Bank, in its capacity as the lender of Swingline Loans.

                  "Swingline Loans": as defined in Section 2.4.

                  "Swingline Participation Amount": as defined in Section
2.5(c).

                  "Term Lenders": the collective reference to the Delayed-Draw Term Lenders and the Tranche B Term Lenders.

                  "Term Loans": the collective reference to the Delayed-Draw Term Loans and the Tranche B Term Loans.

                  "Three-Month Secondary CD Rate": for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 A.M., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Reference Lender from three New York City negotiable certificate of deposit dealers of recognized standing selected by it.

                  "Time Warner Arrangements": the collective reference to the capacity license of optical fibers and other property from Time Warner Cable, the facilities lease and services arrangements and the trade name license agreement between TWTC and Time Warner Inc. and its affiliates.

                  "Total Delayed-Draw Term Commitments": at any time, the aggregate amount of the Delayed-Draw Term Commitments then in effect.

                  "Total Revolving Commitments": at any time, the aggregate amount of the Revolving Commitments then in effect.

                  "Total Revolving Extensions of Credit": at any time, the aggregate amount of the Revolving Extensions of Credit of the Revolving Lenders outstanding at such time.

                  "Tranche B Aggregate Funded Amount": the aggregate principal amount of Tranche B Term Loans made pursuant to Section 2.1(a).

                  "Tranche B Prepayment Amount": as defined in Section 2.9(e).

                  "Tranche B Term Commitment": as to any Tranche B Term Lender, the obligation of such Lender to make a Tranche B Term Loan to the Borrower hereunder in a principal amount not to exceed the amount set forth under the heading "Tranche B Term Commitment" opposite such Lender's name on Schedule 1.1A or in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original aggregate amount of the Tranche B Term Commitments is $250,000,000.

                  "Tranche B Term Facility": as defined in the definition of "Facility".

                  "Tranche B Term Lender": each Lender that has a Tranche B Term Commitment or is the holder of a Tranche B Term Loan.

                  "Tranche B Term Loan": as defined in Section 2.1(a).

                  "Tranche B Term Percentage": as to any Tranche B Term Lender at any time, the percentage which the aggregate principal amount of such Lender's Tranche B Term Loans then outstanding constitutes of the aggregate principal amount of all Tranche B Term Loans then outstanding.

                  "Transferee": any Assignee or Participant.

                  "TWTC": as defined in the preamble hereto.

                  "TWT New Jersey": Time Warner Telecom of New Jersey, L.P., a Delaware limited partnership.

                  "Type": as to any Loan, its nature as an ABR Loan or a Eurodollar Loan.

                  "United States": the United States of America.

                  "Wholly Owned Subsidiary": as to any Person, any other Person all of the Capital Stock of which (other than directors' qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

                  "Wholly Owned Subsidiary Guarantor": any Subsidiary Guarantor that is a Wholly Owned Subsidiary of TWTC.

                  1.2. Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

                  (b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms relating to TWTC, the Borrower and its Subsidiaries not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP, (ii) the words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation", (iii) the word "incur" shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words "incurred" and "incurrence" shall have correlative meanings), and (iv) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights.

                  (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                  (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                   SECTION 2. AMOUNT AND TERMS OF COMMITMENTS

                  2.1. Commitments; Additional Commitments; Incremental Facility. (a) Subject to the terms and conditions hereof, (i) each Delayed-Draw Term Lender severally agrees to make one or more term loans (each, a "Delayed-Draw Term Loan") to the Borrower in an aggregate amount not to exceed the amount of the Delayed-Draw Term Commitment of such Lender and (ii) each Tranche B Term Lender severally agrees to make a term loan (each, a "Tranche B Term Loan") to the Borrower in an amount not to exceed the amount of the Tranche B Term Commitment of such Lender. The Delayed-Draw Term Loans may be made on any date during the period from and including the Restatement Effective Date to and including the Delayed-Draw Commitment Termination Date, in up to 10 drawings. Any unutilized Delayed-Draw Term Commitments shall automatically terminate on the Delayed-Draw Commitment Termination Date. The Tranche B Term Loans may only be made on the Restatement Effective Date. The Delayed-Draw Term Loans and the Tranche B Term Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.10.

                  (b) Subject to the terms and conditions hereof, each Revolving Lender severally agrees to continue (if applicable), through the amendment, restatement and continuation described in paragraph (g) below, and to make revolving credit loans ("Revolving Loans") to the Borrower from time to time during the Revolving Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Lender's Revolving Percentage of the sum of (i) the L/C Obligations then outstanding and (ii) the aggregate principal amount of the Swingline Loans then outstanding, does not exceed the amount of such Lender's Revolving Commitment. During the Revolving Commitment Period the Borrower may use the Revolving

Commitments by borrowing, prepaying the Revolving Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Revolving Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.10.

                  (c) The Borrower and any one or more Lenders (including New Lenders) may, with the consent of the Administrative Agent, at any time after the Restatement Effective Date and prior to April 10, 2004, agree that such Lenders shall obtain or increase the amount of their Revolving Commitments by executing and delivering to the Administrative Agent an Increased Facility Activation Notice specifying (i) the amount of such increase and (ii) the applicable Increased Facility Closing Date. Notwithstanding the foregoing, without the consent of the Required Lenders, (i) the Total Revolving Commitments may not be increased by more than $250,000,000 (minus the amount of any Incremental Loans provided under Section 2.1(d) below), (ii) each increase effected pursuant to this paragraph shall be in a minimum amount of at least $5,000,000 and (iii) no more than five Increased Facility Closing Dates may be selected by the Borrower during the term of this Agreement. No Lender shall have any obligation to participate in any increase described in this paragraph unless it agrees in writing to do so in its sole discretion.

                  (d) As an alternative or in addition to Section 2.1(c) above, the Borrower and any one or more Lenders (including New Lenders) may, with the consent of the Administrative Agent, at any time after the Restatement Effective Date and prior to April 10, 2004, agree that such Lenders shall make an additional loan facility (the "Incremental Facility"; the commitments thereunder, the "Incremental Commitments" and the loans thereunder, the "Incremental Loans") available to the Borrower. Such Incremental Facility may be documented by a supplement to this Agreement signed by the Borrower, the Administrative Agent and the Lenders party thereto. Notwithstanding the foregoing, without the consent of the Required Lenders, (i) the aggregate amount of the Incremental Facility shall not exceed $250,000,000 (minus the amount of any additional Revolving Commitments provided under Section 2.1(c) above), (ii) the Incremental Loans shall not have a stated maturity prior to the Revolving Termination Date, (iii) the Incremental Loans shall not have a weighted average life less than the Revolving Loans, (iv) the Incremental Facility shall not contain covenants that are more restrictive than the covenants set forth herein and (v) after giving effect to such Incremental Facility and the borrowings contemplated thereunder, no Default or Event of Default shall have occurred and be continuing and TWTC shall be in pro forma compliance with the covenants contained in Section 7.1. No Lender shall have any obligation to participate in any increase described in this paragraph unless it agrees in writing to do so in its sole discretion.

                  (e) Any additional bank, financial institution or other entity which, with the consent of the Borrower and the Administrative Agent (which consent shall not be unreasonably withheld), elects to become a "Lender" under this Agreement in connection with any transaction described in Section 2.1(c) or 2.1(d) shall execute a New Lender Supplement (each, a "New Lender Supplement"), substantially in the form of Exhibit D-1, whereupon such bank, financial institution or other entity (a "New Lender") shall become a Lender for all purposes and to the same extent as if originally a party hereto and shall be bound by and entitled to the benefits of this Agreement.

                  (f) Unless otherwise agreed by the Administrative Agent, the Borrower shall borrow Revolving Loans under the additional Revolving Commitments provided under Section 2.1(c) above from each Lender participating in the relevant increase in an amount determined by reference to the amount of each Type of Loan (and, in the case of Eurodollar Loans, of each Eurodollar Tranche) which would then have been outstanding from such Lender if (i) each such Type or Eurodollar Tranche had been borrowed or effected on such Increased Facility Closing Date and (ii) the aggregate amount of each such Type or Eurodollar Tranche requested to be so borrowed or effected had been proportionately increased. The Eurodollar Base Rate applicable to any Eurodollar Loan borrowed pursuant to the preceding sentence shall equal the Eurodollar Base Rate then applicable to the Eurodollar Loans of the other Lenders in the same Eurodollar Tranche (or, until the expiration of the then-current Interest Period, such other rate as shall be agreed upon between the Borrower and the relevant Lender).

                  (g) On the Restatement Effective Date, any Revolving Loans outstanding under, and as defined in, the Existing Credit Agreement shall continue outstanding as Revolving Loans hereunder.

                  2.2. Procedure for Borrowing. In order to effect a borrowing hereunder, the Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 2:00 P.M., New York City time, (a) three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or (b) one Business Day prior to the requested Borrowing Date, in the case of ABR Loans) specifying (i) the Facility under which such Loan is to be borrowed, (ii) the amount and Type of Loans to be borrowed, (iii) the requested Borrowing Date and (iv) in the case of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Period therefor. Each borrowing under the Revolving Facility shall be in an aggregate amount equal to (w) in the case of ABR Loans, $5,000,000 or a whole multiple of $1,000,000 in excess thereof (or, if the then aggregate Available Revolving Commitments are less than $5,000,000, such lesser amount) and (x) in the case of Eurodollar Loans, $5,000,000 or a whole multiple of $1,000,000 in excess thereof; provided, that the Swingline Lender may request, on behalf of the Borrower, borrowings under the Revolving Commitments that are ABR Loans in other amounts pursuant to Section 2.5. Each borrowing under the Delayed-Draw Term Facility shall be in an aggregate amount equal to (y) in the case of ABR Loans, $5,000,000 or a whole multiple of $1,000,000 in excess thereof (or, if the then aggregate Available Delayed-Draw Term Commitments are less than $5,000,000, such lesser amount) and (z) in the case of Eurodollar Loans, $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Upon receipt of such notice the Administrative Agent shall promptly notify each Lender thereof. Not later than 12:00 Noon, New York City time, on the Borrowing Date requested by the Borrower, each Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the Loan to be made by such Lender. The Administrative Agent shall credit the account of the Borrower on the books of such office of the Administrative Agent with the aggregate of the amounts made available to the Administrative Agent by the Lenders in immediately available funds.

                  2.3. Repayment of Loans. (a) The Delayed-Draw Term Loans of each Delayed-Draw Term Lender shall mature in 20 quarterly installments, commencing on

March 31, 2003, each of which shall be in an amount equal to such Lender's Delayed-Draw Term Percentage multiplied by the percentage of the Delayed-Draw Aggregate Funded Amount set forth below opposite such installment:

Installment                                  Percentage
-----------                                  ----------
March 31, 2003                                  2.50%
June 30, 2003                                   2.50%
September 30, 2003                              2.50%
December 31, 2003                               2.50%
March 31, 2004                                  3.75%
June 30, 2004                                   3.75%
September 30, 2004                              3.75%
December 31, 2004                               3.75%
March 31, 2005                                  5.00%
June 30, 2005                                   5.00%
September 30, 2005                              5.00%
December 31, 2005                               5.00%
March 31, 2006                                  6.25%
June 30, 2006                                   6.25%
September 30, 2006                              6.25%
December 31, 2006                               6.25%
March 31, 2007                                  7.50%
June 30, 2007                                   7.50%
September 30, 2007                              7.50%
December 31, 2007                               7.50%

                  (b) The Tranche B Term Loans of each Tranche B Term Lender shall mature in 21 consecutive quarterly installments (each due on the last day of each calendar quarter), commencing on March 31, 2003, each of which shall be in an amount equal to such Lender's Tranche B Term Percentage multiplied by (i) in the case of the first 20 such installments, 0.25% of the Tranche B Aggregate Funded Amount and (ii) in the case of the last such installment (which shall be due on March 31, 2008), 95.0% of the Tranche B Aggregate Funded Amount.

                  (c) The Total Revolving Commitments shall be permanently reduced on the last day of each fiscal year of TWTC set forth below by an aggregate amount equal to the percentage of the Revolving Aggregate Committed Amount set forth opposite such date:

Fiscal Year                            Percentage
-----------                            ----------
2004                                      5.0%
2005                                     15.0%
2006                                     30.0%
2007                                     50.0%

                  (d) (i) Any reduction or termination of the Revolving Commitments pursuant to this Section 2.3 shall be accompanied by prepayment of the Revolving Loans and/or Swingline Loans to the extent that the Total Revolving Extensions of Credit exceed the amount of the Total

Revolving Commitments after giving effect thereto, provided that if the aggregate principal amount of Revolving Loans and Swingline Loans then outstanding is less than the amount of such excess (because L/C Obligations constitute a portion thereof), the Borrower shall, to the extent of the balance of such excess, replace outstanding Letters of Credit and/or deposit an amount in cash in a cash collateral account established with the Administrative Agent for the benefit of the Lenders on terms and conditions satisfactory to the Administrative Agent. The application of any prepayment pursuant to this paragraph shall be made, first, to ABR Loans and, second, to Eurodollar Loans. Each prepayment of the Loans under this paragraph (other than ABR Loans and Swingline Loans) shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.

                           (ii) The Borrower shall repay all outstanding
Revolving Loans on the Revolving Termination Date.

                  2.4. Swingline Commitment. (a) Subject to the terms and conditions hereof, the Swingline Lender agrees to make a portion of the credit otherwise available to the Borrower under the Revolving Commitments from time to time during the Revolving Commitment Period by making swing line loans ("Swingline Loans") to the Borrower; provided that (i) the aggregate principal amount of Swingline Loans outstanding at any time shall not exceed the Swingline Commitment then in effect (notwithstanding that the Swingline Loans outstanding at any time, when aggregated with the Swingline Lender's other outstanding Revolving Loans hereunder, may exceed the Swingline Commitment then in effect) and (ii) the Borrower shall not request, and the Swingline Lender shall not make, any Swingline Loan if, after giving effect to the making of such Swingline Loan, the aggregate amount of the Available Revolving Commitments would be less than zero. During the Revolving Commitment Period, the Borrower may use the Swingline Commitment by borrowing, repaying and reborrowing, all in accordance with the terms and conditions hereof.

                  (b) The Borrower shall repay all outstanding Swingline Loans on the Revolving Termination Date.

                  2.5. Procedure for Swingline Borrowing; Refunding of Swingline Loans. (a) Whenever the Borrower desires that the Swingline Lender make Swingline Loans it shall give the Swingline Lender irrevocable telephonic notice confirmed promptly in writing (which telephonic notice must be received by the Swingline Lender not later than 2:00 P.M., New York City time, on the proposed Borrowing Date), specifying (i) the amount to be borrowed and (ii) the requested Borrowing Date (which shall be a Business Day during the Revolving Commitment Period). Each borrowing under the Swingline Commitment shall be in an amount equal to $500,000 or a whole multiple of $100,000 in excess thereof. Not later than 3:00 P.M., New York City time, on the Borrowing Date specified in a notice in respect of Swingline Loans, the Swingline Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the amount of the Swingline Loan to be made by the Swingline Lender. The Administrative Agent shall make the proceeds of such Swingline Loan available to the Borrower on such Borrowing Date by depositing such proceeds in the account of the Borrower with the Administrative Agent on such Borrowing Date in immediately available funds (unless in the notice of borrowing the Borrower gives instructions that the funds shall be wired to another account, in which case the funds shall be so wired to the designated account prior to 3:00 P.M., New York City time).

                  (b) The Swingline Lender, at any time and from time to time in its sole and absolute discretion may, on behalf of the Borrower (which hereby irrevocably directs the Swingline Lender to act on its behalf), on one Business Day's notice given by the Swingline Lender no later than 12:00 Noon, New York City time, request each Revolving Lender to make, and each Revolving Lender hereby agrees to make, a Revolving Loan, in an amount equal to such Revolving Lender's Revolving Percentage of the aggregate amount of the Swingline Loans (the "Refunded Swingline Loans") outstanding on the date of such notice, to repay the Swingline Lender. Each Revolving Lender shall make the amount of such Revolving Loan available to the Administrative Agent at the Funding Office in immediately available funds, not later than 10:00 A.M., New York City time, one Business Day after the date of such notice. The proceeds of such Revolving Loans shall be immediately made available by the Administrative Agent to the Swingline Lender for application by the Swingline Lender to the repayment of the Refunded Swingline Loans. The Borrower irrevocably authorizes the Swingline Lender to charge the Borrower's accounts with the Administrative Agent (up to the amount available in each such account) in order to immediately pay the amount of such Refunded Swingline Loans to the extent amounts received from the Revolving Lenders are not sufficient to repay in full such Refunded Swingline Loans.

                  (c) If prior to the time a Revolving Loan would have otherwise been made pursuant to Section 2.5(b), one of the events described in Section 8(f) shall have occurred and be continuing with respect to the Borrower or if for any other reason, as determined by the Swingline Lender in its sole discretion, Revolving Loans may not be made as contemplated by Section 2.5(b), each Revolving Lender shall, on the date such Revolving Loan was to have been made pursuant to the notice referred to in Section 2.5(b) (the "Refunding Date"), purchase for cash an undivided participating interest in the then outstanding Swingline Loans by paying to the Swingline Lender an amount (the "Swingline Participation Amount") equal to (i) such Revolving Lender's Revolving Percentage times (ii) the sum of the aggregate principal amount of Swingline Loans then outstanding that were to have been repaid with such Revolving Loans.

                  (d) Whenever, at any time after the Swingline Lender has received from any Revolving Lender such Lender's Swingline Participation Amount, the Swingline Lender receives any payment on account of the Swingline Loans, the Swingline Lender will distribute to such Lender its Swingline Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Lender's pro rata portion of such payment if such payment is not sufficient to pay the principal of and interest on all Swingline Loans then due); provided, however, that in the event that such payment received by the Swingline Lender is required to be returned, such Revolving Lender will return to the Swingline Lender any portion thereof previously distributed to it by the Swingline Lender.

                  (e) Each Revolving Lender's obligation to make the Loans referred to in Section 2.5(b) and to purchase participating interests pursuant to Section 2.5(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such Revolving Lender or the Borrower may have against the Swingline Lender, the Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 5; (iii) any adverse change in the condition (financial or otherwise) of the Borrower; (iv) any breach of this Agreement or any other Loan Document by the Borrower, any other Loan Party or any other Revolving Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

                  2.6. Commitment Fees, etc. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender a commitment fee for the period from and including the Restatement Effective Date to the last day of the Revolving Commitment Period, computed at the Commitment Fee Rate on the average daily amount of the Available Revolving Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the Revolving Termination Date, commencing on the first of such dates to occur after the date hereof.

                  (b) The Borrower agrees to pay to the Administrative Agent for the account of each Delayed-Draw Term Lender a commitment fee for the period from and including the Restatement Effective Date to the date on which the Delayed-Draw Term Commitments have been fully utilized or terminated, computed at the Commitment Fee Rate on the average daily amount of the Available Delayed-Draw Term Commitments of such Lender during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the date on which the Delayed-Draw Term Commitments have been fully utilized or terminated, commencing on the first of such dates to occur after the date hereof.

                  (c) The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates previously agreed to in writing by the Borrower and the Administrative Agent.

                  2.7. Optional Termination or Reduction of Commitments. The Borrower shall have the right, upon notice (or, when accompanied by a prepayment of ABR Loans or Eurodollar Loans, not less than one or three Business Days' notice, respectively) to the Administrative Agent, to terminate the Revolving Commitments and Delayed-Draw Term Commitments or, from time to time, to reduce the amount of the Revolving Commitments and Delayed-Draw Term Commitments; provided that no such termination or reduction of Revolving Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Loans and Swingline Loans made on the effective date thereof, the Total Revolving Extensions of Credit would exceed the Total Revolving Commitments. Any such reduction shall be in an amount equal to $1,000,000, or a whole multiple thereof, and shall reduce ratably and permanently the Revolving Commitments and Delayed-Draw Term Commitments then in effect.

                  2.8. Optional Prepayments. Subject to Section 2.9(d), the Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon irrevocable notice delivered to the Administrative Agent at least three Business Days prior thereto in the case of Eurodollar Loans and at least one Business Day prior thereto in the case of ABR Loans, which notice shall specify the date and amount of prepayment and whether the prepayment is of Eurodollar Loans or ABR Loans; provided, that if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.18. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of Revolving Loans that are ABR Loans and Swingline Loans) accrued interest to such date on the amount prepaid. Partial prepayments of Term Loans and Revolving Loans shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof. Partial prepayments of Swingline Loans shall be in an aggregate principal amount of $100,000 or a whole multiple thereof.

                  2.9. Additional Mandatory Prepayments and Commitment Reductions. Until the date on which the ratio of Consolidated Total Debt on such day to Annualized Consolidated EBITDA for the most recent complete fiscal quarter of TWTC is less than 4.00 to 1.0, the following mandatory prepayment provisions shall be applicable and the Borrower shall apply the following amounts to prepay the Term Loans and permanently reduce the Revolving Commitments and the Delayed-Draw Term Commitments as follows:

                  (a) Except to the extent required to refinance or replace any bridge financings or Rollover Notes pursuant to the terms of any Additional Financing, if any Capital Stock or Indebtedness shall be issued or incurred by TWTC or any of its Subsidiaries (excluding any Indebtedness permitted under Section 7.2, the Net Cash Proceeds of any issuance of TWTC's Capital Stock to the extent used to finance the cost of capital expenditures permitted under
Section 7.7 or the business plan as described in the Confidential Information Memorandum) after the Restatement Effective Date, 100% of the Net Cash Proceeds thereof shall be applied on the date of such issuance or incurrence toward the prepayment of the Term Loans and the reduction of the Revolving Commitments and the Delayed-Draw Term Commitments as set forth in accordance with Section 2.9(d).

                  (b) If on any date TWTC or any of its Subsidiaries shall receive Net Cash Proceeds from any Asset Sale, Exchange or Recovery Event (which Net Cash Proceeds, in the case of a Recovery Event, exceed $1,000,000) then, unless a Reinvestment Notice shall be delivered in respect thereof, such Net Cash Proceeds shall be applied within three Business Days after such date toward the prepayment of the Term Loans and the reduction of the Revolving Commitments and the Delayed-Draw Term Commitments as set forth in Section 2.9(d); provided, that, notwithstanding the foregoing, (i) the aggregate Net Cash Proceeds of Asset Sales, Exchanges and Recovery Events that may be excluded from the foregoing requirement pursuant to a Reinvestment Notice shall not exceed $30,000,000 at any time, other than with respect to Asset Sales permitted under
Section 7.5(i), at any time (in each case, after giving effect to any actual reinvestment of such Net Cash Proceeds in accordance with a Reinvestment Notice) and (ii) on each Reinvestment Prepayment Date, an amount equal to the Reinvestment

Prepayment Amount with respect to the relevant Reinvestment Event shall be applied toward the prepayment of the Term Loans and the reduction of the Revolving Commitments and the Delayed-Draw Term Commitments as set forth in
Section 2.9(d).

                  (c) If, for any fiscal year of TWTC commencing with the 2003 fiscal year, there shall be Excess Cash Flow, the Borrower shall, on the relevant Excess Cash Flow Application Date, apply an amount equal to 50% of such Excess Cash Flow toward the prepayment of the Term Loans and the reduction of the Revolving Commitments and the Delayed-Draw Term Commitments as set forth in
Section 2.9(d). Each such prepayment and commitment reduction shall be made on a date (an "Excess Cash Flow Application Date") no later than five Business Days after the earlier of (i) the date on which the financial statements of TWTC referred to in Section 6.1(a), for the fiscal year with respect to which such prepayment is made, are required to be delivered to the Lenders and (ii) the date such financial statements are actually delivered.

                  (d) Amounts to be applied in connection with prepayments of Term Loans and reductions of Revolving Commitments and Delayed-Draw Term Commitments made pursuant to Section 2.9 shall be applied, first, to the prepayment of the Term Loans and, second, to reduce ratably and permanently the Revolving Commitments and the Delayed-Draw Term Commitments. Any such reduction of the Revolving Commitments shall be accompanied by prepayment of the Revolving Loans and/or Swingline Loans to the extent, if any, that the Total Revolving Extensions of Credit exceed the amount of the Total Revolving Commitments as so reduced, provided that if the aggregate principal amount of Revolving Loans and Swingline Loans then outstanding is less than the amount of such excess (because L/C Obligations constitute a portion thereof), the Borrower shall, to the extent of the balance of such excess, replace outstanding Letters of Credit and/or deposit an amount in cash in a cash collateral account established with the Administrative Agent for the benefit of the Lenders on terms and conditions satisfactory to the Administrative Agent. The application of any prepayment pursuant to Section 2.9 shall be made, first, to ABR Loans and, second, to Eurodollar Loans. Each prepayment of the Loans under Section 2.9 (except in the case of Revolving Loans that are ABR Loans and Swingline Loans) shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.

                  (e) Notwithstanding anything to the contrary in Section 2.8, 2.9(d) or 2.15, with respect to the amount of optional or mandatory prepayment described in Section 2.8 and Section 2.9, respectively, that is allocated to Tranche B Term Loans (such amount, the "Tranche B Prepayment Amount"), at any time when Delayed-Draw Term Loans remain outstanding, the Borrower will, in lieu of applying automatically such amount to the prepayment of Tranche B Term Loans, as provided in Section 2.8 or Section 2.9(d), as the case may be, at least five Business Days prior to the date on which the Borrower expects to make such prepayment, give the Administrative Agent telephonic notice (promptly confirmed in writing) requesting that the Administrative Agent prepare and provide to each Tranche B Term Lender a notice (each, a "Prepayment Option Notice") as described below. As promptly as practicable after receiving such notice from the Borrower, the Administrative Agent will send to each Tranche B Term Lender a Prepayment Option Notice, which shall be in the form of Exhibit F, and shall include an offer by the Borrower to prepay the relevant Tranche B Term Loans of such Lender by an amount equal to such Lender's Tranche B Term Percentage multiplied by the Tranche B

Prepayment Amount on the date of such expected prepayment (each, a "Prepayment Date"). Each Tranche B Term Lender shall give notice to the Administrative Agent prior to the applicable Prepayment Date if it elects to accept all or any portion of such prepayment, and each Tranche B Term Lender which has not notified the Administrative Agent of whether or not it elects to accept such prepayment shall be deemed to have accepted such prepayment. On the Prepayment Date, (i) the Borrower shall pay to the relevant Tranche B Term Lenders that have not expressly rejected their Prepayment Option Notice the amount indicated in such Notice, and such amount shall be applied toward the prepayment of the Tranche B Term Loans and (ii) the Borrower shall pay to the Delayed-Draw Term Lenders an amount equal to the portion of the Tranche B Prepayment Amount expressly rejected by the relevant Tranche B Term Lenders, and such amount shall be applied toward the prepayment of the Delayed-Draw Term Loans.

                  2.10. Conversion and Continuation Options. (a) The Borrower may elect from time to time to convert Eurodollar Loans to ABR Loans by giving the Administrative Agent at least two Business Days' prior irrevocable notice of such election, provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert ABR Loans to Eurodollar Loans by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election (which notice shall specify the length of the initial Interest Period therefor), provided that no ABR Loan may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing and the Administrative Agent has or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such conversions. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

                  (a) Any Eurodollar Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in
Section 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan may be continued as such when any Event of Default has occurred and is continuing and the Administrative Agent has or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such continuations, and provided, further, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

                  2.11. Limitations on Eurodollar Loans. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions and continuations of Eurodollar Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof and (b) no more than 20 Eurodollar Tranches shall be outstanding at any one time.

                  2.12. Interest Rates and Payment Dates. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

                  (b) Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin.

                  (c) (i) If all or a portion of the principal amount of any Loan or Reimbursement Obligation shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to (x) in the case of the Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2% or (y) in the case of Reimbursement Obligations, the rate applicable to ABR Loans under the Revolving Facility plus 2%, and (ii) if all or a portion of any interest payable on any Loan or Reimbursement Obligation or any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to ABR Loans under the relevant Facility plus 2% (or, in the case of any such other amounts that do not relate to a particular Facility, the rate then applicable to ABR Loans under the Revolving Facility plus 2%), in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (as well after as before judgment).

                  (d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this Section shall be payable from time to time on demand.

                  2.13. Computation of Interest and Fees. (a) Interest and fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to ABR Loans the rate of interest on which is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the ABR or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.

                  (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.12.

                  2.14. Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

                  (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

                  (b) the Administrative Agent shall have received notice from the Required Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the relevant Lenders as soon as practicable thereafter. If such notice is given (x) either the Borrower may withdraw any request for a borrowing of Eurodollar Loans or any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as ABR Loans, (y) any Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as ABR Loans and (z) any outstanding Eurodollar Loans shall be converted, on the last day of the then-current Interest Period, to ABR Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert Loans to Eurodollar Loans.

                  2.15. Pro Rata Treatment and Payments. (a) Each borrowing by the Borrower from the Lenders hereunder, each payment by the Borrower on account of any commitment fee and any reduction of the Commitments of the Lenders shall be made pro rata according to the respective Delayed-Draw Term Percentages, Tranche B Term Percentages or Revolving Percentages, as the case may be, of the relevant Lenders.

                  (b) Each payment other than an optional prepayment (including each mandatory prepayment) by the Borrower on account of principal of and interest on the Term Loans shall be made pro rata according to the respective outstanding principal amounts of the Term Loans then held by the Term Lenders (except as otherwise provided in Section 2.9(e)). The amount of each mandatory principal prepayment of the Term Loans shall be applied to reduce the then remaining installments of the Delayed-Draw Term Loans and Tranche B Term Loans, as the case may be, pro rata based upon the then remaining principal amount thereof. Notwithstanding anything to the contrary herein, each optional prepayment of the Delayed-Draw Term Loans and Tranche B Term Loans shall be applied first, towards the next scheduled installment payment of such Term Loans pursuant to Section 2.3 and second, to reduce the then remaining installments of such Term Loans pro rata based upon the then remaining principal amount thereof. Amounts paid on account of the Term Loans may not be reborrowed.

                  (c) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Revolving Loans shall be made pro rata according to the respective outstanding principal amounts of the Revolving Loans then held by the Revolving Lenders.

                  (d) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Funding Office, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

                  (e) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans under the relevant Facility, on demand, from the Borrower.

                  (f) Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment being made hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrower within three Business Days of such required date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower.

                  2.16. Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

                  (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any Application or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 2.17 and changes in the rate of tax on the overall net income of such Lender);

                  (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Eurodollar Rate hereunder; or

                  (iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount that such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost actually incurred or reduced amount actually received. If any Lender becomes entitled to claim any additional amounts pursuant to this paragraph, it shall promptly (and, in any event, within three months) notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

                  (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction; provided that the Borrower shall not be required to compensate a Lender pursuant to this paragraph for any amounts incurred more than 90 days prior to the date that such Lender notifies the Borrower of such Lender's intention to claim compensation therefor; and provided further that, if the circumstances giving rise to such claim have a retroactive effect, then such 90-day period shall be extended to include the period of such retroactive effect.

                  (c) A certificate, setting forth a reasonably detailed explanation as to the reason for any additional amounts payable pursuant to this Section, as to any additional amounts payable pursuant to this Section submitted by any Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. The obligations of the Borrower pursuant to this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  2.17. Taxes. (a) All payments made by the Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") or Other Taxes are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that the Borrower shall not be required to increase any such amounts payable to any Lender with respect to any Non-Excluded Taxes (i) that are attributable to such Lender's failure to comply with the requirements of paragraph (d) or (e) of this Section or (ii) that are United States withholding taxes imposed on amounts payable to such Lender at the time the Lender becomes a party to this Agreement, except to the extent that such Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such Non-Excluded Taxes pursuant to this paragraph.

                  (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

                  (c) Whenever any Non-Excluded Taxes or Other Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of the relevant Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure.

                  (d) Each Lender (or Transferee) that is not a "U.S. Person" as defined in Section 7701(a)(30) of the Code (a "Non-U.S. Lender") shall deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form W-8BEN or Form W-8ECI, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a statement substantially in the form of Exhibit G and a Form W-8BEN, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this paragraph, a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Lender is not legally able to deliver.

                  (e) A Lender that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, provided that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender's judgment such completion, execution or submission would not materially prejudice the legal position of such Lender.

                  (f) If any payee receives a refund of any Non-Excluded Taxes or Other Taxes paid by the Borrower under this Section 2.17, which refund in the sole judgment of such payee is allocable to such payment, such payee shall promptly pay over to the Borrower the amount of such refund, net of all out-of-pocket expenses of such payee; provided, however, that the Borrower, upon the request of such payee, agrees to repay the amount paid over to the Borrower to such payee in the event such Lender or the Administrative Agent is required to repay such refund.

                  (g) The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  2.18. Indemnity. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense that such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment of or conversion from Eurodollar Loans after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurodollar Loans on a day that is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. A certificate as to any amounts payable pursuant to this Section submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  2.19. Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.16 or 2.17(a) with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section shall affect or postpone any of the obligations of any Borrower or the rights of any Lender pursuant to Section 2.16 or 2.17(a).

                  2.20. Replacement of Lenders. The Borrower shall be permitted to replace any Lender that (a) requests reimbursement for amounts owing pursuant to Section 2.16 or 2.17(a) or (b) defaults in its obligation to make Loans hereunder, with a replacement financial institution; provided that (i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement,
(iii) prior to any such replacement, such Lender shall not have eliminated, after requested to do so by the Borrower, the continued need for payment of amounts owing pursuant to Section 2.16 or 2.17(a), (iv) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (v) the Borrower shall be liable to such replaced Lender under Section 2.18 if any Eurodollar Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (vi) the replacement financial institution, if not already a Lender, shall be reasonably satisfactory to the Administrative Agent, (vii) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 10.6 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein), (viii) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to
Section 2.16 or 2.17(a), as the case may be, and (ix) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.

                          SECTION 3. LETTERS OF CREDIT

                  3.1. L/C Commitment. (a) Subject to the terms and conditions hereof, the Issuing Lender, in reliance on the agreements of the other Revolving Lenders set forth in Section 3.4(a), agrees to issue letters of credit ("Letters of Credit") for the account of the Borrower on any Business Day during the Revolving Commitment Period in such form as may be approved from time to time by the Issuing Lender; provided that the Issuing Lender shall not issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment or (ii) the aggregate amount of the Available Revolving Commitments would be less than zero. Each Letter of Credit shall (i) be denominated in Dollars, (ii) have a face amount of at least $500,000 (unless otherwise agreed by the Issuing Lender) and (iii) expire no later than the earlier of (x) the first anniversary of its date of issuance and (y) the date that is five Business Days prior to the Revolving Termination Date, provided that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (y) above).

                  (b) The Issuing Lender shall not issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

                  3.2. Procedure for Issuance of Letter of Credit. The Borrower may from time to time request that the Issuing Lender issue a Letter of Credit by delivering to the Issuing Lender at its address for notices specified herein an Application therefor, completed to the satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may request. Upon receipt of any Application, the Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by the Issuing Lender and the Borrower. The Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower or at its direction promptly following the issuance thereof. The Issuing Lender shall promptly furnish to the Administrative Agent, which shall in turn promptly furnish to the Lenders, notice of the issuance of each Letter of Credit (including the amount thereof).

                  3.3. Fees and Other Charges. (a) The Borrower will pay a fee on all outstanding Letters of Credit at a per annum rate equal to the Applicable Margin then in effect with respect to Eurodollar Loans under the Revolving Facility, shared ratably among the Revolving Lenders and payable quarterly in arrears on each L/C Fee Payment Date after the issuance date. In addition, the Borrower shall pay to the Issuing Lender for its own account a fronting fee of 0.25% per annum on the undrawn and unexpired amount of each Letter of Credit, payable quarterly in arrears on each L/C Fee Payment Date after the issuance date.

                  (b) In addition to the foregoing fees, the Borrower shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit.

                  3.4. L/C Participations. (a) The Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions set forth below, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Revolving Percentage in the Issuing Lender's obligations and rights under and in respect of each Letter of Credit issued hereunder and the amount of each draft paid by the Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing Lender upon demand at the Issuing Lender's address for notices specified herein an amount equal to such L/C Participant's Revolving Percentage of the amount of such draft, or any part thereof, that is not so reimbursed.

                  (b) If any amount required to be paid by any L/C Participant to the Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit is paid to the Issuing Lender within three Business Days after the date such payment is due, such L/C Participant shall pay to the Issuing Lender on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is
360. If any such amount required to be paid by any L/C Participant pursuant to
Section 3.4(a) is not made available to the Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, the Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to ABR Loans under the Revolving Facility. A certificate of the Issuing Lender submitted to any L/C Participant with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.

                  (c) Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with Section 3.4(a), the Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by the Issuing Lender), or any payment of interest on account thereof, the Issuing Lender will distribute to such L/C Participant its pro rata share thereof; provided, however, that in the event that any such payment received by the Issuing Lender shall be required to be returned by the Issuing Lender, such L/C Participant shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.

                  3.5. Reimbursement Obligation of the Borrower. The Borrower agrees to reimburse the Issuing Lender on each date on which the Issuing Lender notifies the Borrower of the date and amount of a draft presented under any Letter of Credit and paid by the Issuing Lender for the amount of (a) such draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by the Issuing Lender in connection with such payment. Each such payment shall be made to the Issuing Lender at its address for notices specified herein in lawful money of the United States and in immediately available funds. Interest shall be payable on any and all amounts remaining unpaid by the Borrower under this Section from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full at the rate set forth in (i) until the second Business Day following the date of the applicable drawing,
Section 2.12(b) and (ii) thereafter, Section 2.12(c).

                  3.6. Obligations Absolute. The Borrower's obligations under this Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that the Borrower may have or have had against the Issuing Lender, any beneficiary of a Letter of Credit or any other Person. The Borrower also agrees with the Issuing Lender that the Issuing Lender shall not be responsible for, and the Borrower's Reimbursement Obligations under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. The Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Issuing Lender. The Borrower agrees that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Commercial Code of the State of New York, shall be binding on the Borrower and shall not result in any liability of the Issuing Lender to the Borrower.

                  3.7. Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the Issuing Lender shall promptly notify the Borrower of the date and amount thereof. The responsibility of the Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are substantially in conformity with such Letter of Credit.

                  3.8. Applications. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section 3, the provisions of this Section 3 shall apply.

                   SECTION 4. REPRESENTATIONS AND WARRANTIES

                  To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, TWTC and the Borrower hereby jointly and severally represent and warrant to the Administrative Agent and each Lender that:

                  4.1. Financial Condition. (a) The unaudited pro forma consolidated balance sheet of TWTC and its consolidated Subsidiaries as at June 30, 2000 (including the notes thereto) (the "Pro Forma Balance Sheet"), copies of which have heretofore been furnished to each Lender, has been prepared giving effect (as if such events had occurred on such date) to (i) the consummation of the Acquisition, (ii) the Loans expected to be made on the Restatement Effective Date as of the date on which the Pro Forma Balance Sheet was delivered and certain Additional Financing in connection with the Acquisition and/or the business plan of TWTC as described in the Confidential Information Memorandum and the use of proceeds thereof and (iii) the payment of fees and expenses in connection with the foregoing. The Pro Forma Balance Sheet has been prepared based on information and assumptions believed by TWTC to be reasonable as of the date of delivery thereof, and presents fairly, based on such information and assumptions, on a pro forma basis the estimated financial position of TWTC and its consolidated Subsidiaries as at June 30, 2000, assuming that the events specified in the preceding sentence had actually occurred at such date.

                  (b) The audited consolidated balance sheets of TWTC as at December 31, 1998 and December 31, 1999, and the related consolidated statements of income and of cash flows for the fiscal years ended on such dates, reported on by and accompanied by an unqualified report from Ernst & Young LLP, present fairly the consolidated financial condition of TWTC as at such date, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years then ended. The unaudited consolidated balance sheet of TWTC as at June 30, 2000, and the related unaudited consolidated statements of income and cash flows for the six-month period ended on such date, present fairly the consolidated financial condition of TWTC as at such date, and the consolidated results of its operations and its consolidated cash flows for the six-month period then ended (subject to normal year-end adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein). TWTC and its Subsidiaries do not have any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in the most recent financial statements referred to in this paragraph. During the period from June 30, 2000 to and including the date hereof there has been no Disposition by TWTC or any of its Subsidiaries of any material part of its business or property.

                  4.2. No Change. Since June 30, 2000, there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect.

                  4.3. Existence; Compliance with Law. Each of TWTC and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the power and authority under its constitutive documents, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation, partnership or limited liability company, as the case may be, and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  4.4. Power; Authorization; Enforceable Obligations. Each Loan Party has the power and authority under its constitutive documents, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to obtain extensions of credit hereunder. Each Loan Party has taken all necessary organizational action under its constitutive documents to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, to authorize the extensions of credit on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the extensions of credit hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents, except (i) consents, authorizations, filings and notices described in Schedule 4.4, which consents, authorizations, filings and notices have been obtained or made and are in full force and effect unless otherwise indicated on Schedule 4.4 and (ii) the filings referred to in Section 4.19. Each Loan Document has been duly executed and delivered on behalf of each Loan Party party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

                  4.5. No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents, the issuance of Letters of Credit, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any Contractual Obligation of TWTC or any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens permitted under Section 7.3). No Requirement of Law or Contractual Obligation applicable to TWTC or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect.

                  4.6. Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of TWTC or the Borrower, threatened by or against TWTC or any of its Subsidiaries or against any of their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) that could reasonably be expected to have a Material Adverse Effect.

                  4.7. No Default. Neither TWTC nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

                  4.8. Ownership of Property; Liens. Each of TWTC and its Subsidiaries has title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property, and none of such property is subject to any Lien except as permitted by Section 7.3. TWTC has no Lien on the assets of any of its limited partnership Subsidiaries pursuant to its limited partnership interests or otherwise and any claim or interest that TWTC has in such assets is subordinated and junior in right to that of the Lenders.

                  4.9. Intellectual Property. TWTC and each of its Subsidiaries owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as currently conducted. No material claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property, nor does TWTC or any of its Subsidiaries know of any valid basis for any such claim. The use of Intellectual Property by TWTC and its Subsidiaries does not infringe on the rights of any Person in any material respect.

                  4.10. Taxes. Each of TWTC and its Subsidiaries has filed or caused to be filed all Federal, state and other material tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of TWTC or its Subsidiaries, as the case may be); no tax Lien has been filed, and, to the knowledge of TWTC and the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge (except, in each case, for taxes in respect of GST or its affiliates in an aggregate amount not to exceed the amount held back from the purchase price paid by TWTC to GST and its affiliates in connection with the Acquisition).

                  4.11. Federal Regulations. No part of the proceeds of any Loans, and no other extensions of credit hereunder, will be used for "buying" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or for any purpose that violates the provisions of the Regulations of the Board. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable, referred to in Regulation U.

                  4.12. Labor Matters. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against TWTC or any of its Subsidiaries pending or, to the knowledge of TWTC or the Borrower, threatened; (b) hours worked by and payment made to employees of TWTC and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters; and (c) all payments due from TWTC or any of its Subsidiaries on account of employee health and welfare insurance have been paid or accrued as a liability on the books of TWTC or the relevant Subsidiary.

                  4.13. ERISA. Neither a Reportable Event with respect to a Plan which, if terminated, would result in material liability nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan, other than a standard termination pursuant to Section 4041(b) of ERISA, has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period, in either case with respect to which the Borrower has any outstanding liability. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by a material amount. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or could reasonably be expected to result in a material liability under ERISA which has not been satisfied as of the date hereof, and neither the Borrower nor any Commonly Controlled Entity would to the knowledge of the Borrower become subject to any material liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent.

                  4.14. Investment Company Act; Other Regulations. No Loan Party is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any Requirement of Law (other than Regulation X of the Board) that limits its ability to incur Indebtedness.

                  4.15. Subsidiaries. Except as disclosed to the Administrative Agent by the Borrower in writing from time to time after the Restatement Effective Date, (a) Schedule 4.15 sets forth the name and jurisdiction of incorporation of each Subsidiary and, as to each such Subsidiary, the percentage of each class of Capital Stock owned by any Loan Party and (b) there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors' qualifying shares) of any nature relating to any Capital Stock of the Borrower or any Subsidiary of TWTC, except as created by the Loan Documents.

                  4.16. Use of Proceeds. The proceeds of the Term Loans shall be used to finance the Acquisition and to pay related fees and expenses. The remaining portion of the proceeds of the Term Loans, if any, and the proceeds of the Revolving Loans, the Swingline Loans and the Letters of Credit shall be used for general corporate purposes, working capital needs, including permitted acquisitions and investments, and to fund the construction, expansion, development or acquisition of properties or assets to be utilized directly or indirectly, for the design, development, construction, installation, integration, management or provision of any telecommunications business, including voice, video, internet and data transmission products, services and systems, fiber network construction and any business reasonably related to the foregoing.

                  4.17. Environmental Matters. Except as, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

                  (a) the facilities and properties owned, leased or operated by TWTC or any of its Subsidiaries (the "Properties") do not contain any Materials of Environmental Concern in amounts or concentrations or under circumstances that constitute a violation of, or could reasonably be expected to give rise to liability under, any Environmental Law;

                  (b) neither TWTC nor any of its Subsidiaries has received any written notice of any violation, alleged violation, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the business operated by TWTC or any of its Subsidiaries (the "Business"), nor does TWTC or the Borrower have knowledge that any such notice will be received or is being threatened;

                  (c) Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location that could reasonably be expected to give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could reasonably be expected to give rise to liability under, any applicable Environmental Law;

                  (d) no judicial proceeding or governmental or administrative action is pending or, to the knowledge of TWTC and the Borrower, threatened, under any Environmental Law to which TWTC or any Subsidiary is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders outstanding under any Environmental Law with respect to the Properties or the Business;

                  (e) there has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of TWTC or any Subsidiary in connection with the Properties or otherwise in connection with the

         Business, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws; and

                  (f) the Properties and all operations at the Properties or otherwise in respect to the Business are in compliance, and have in the last five years been in compliance, with all applicable Environmental Laws.

                  4.18. Accuracy of Information, etc. No statement or information contained in this Agreement, any other Loan Document, the Confidential Information Memorandum or any other document, certificate or statement furnished by or on behalf of any Loan Party to the Administrative Agent or the Lenders, or any of them, for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, contained as of the date such statement, information, document or certificate was so furnished (or, in the case of the Confidential Information Memorandum, as of the date of this Agreement), any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein, when taken as a whole and in conjunction with TWTC's public filings and disclosures, not misleading. The projections contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of TWTC to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. To the best knowledge of TWTC and the Borrower, as of the Restatement Effective Date, the representations and warranties contained in the GST Asset Purchase Agreement are true and correct in all material respects. There is no fact known to any Loan Party that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents, in the Confidential Information Memorandum or in any other documents, certificates and statements furnished to the Administrative Agent and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.

                  4.19. Security Documents. The Guarantee and Collateral Agreement is effective to create or continue in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of the pledged stock described in the Guarantee and Collateral Agreement, when stock certificates representing such pledged stock are delivered to the Administrative Agent, and in the case of the other Collateral described in the Guarantee and Collateral Agreement, when financing statements and other filings specified on Schedule 3 to the Guarantee and Collateral Agreement in appropriate form are filed in the offices specified on Schedule 3 to the Guarantee and Collateral Agreement, the Guarantee and Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof to the extent perfection may be accomplished by the filing of such financing statements and other filings, as security for the Obligations (as defined in the Guarantee and Collateral Agreement), in each case prior and superior in right to any other Person (except, in the case of Collateral other than pledged stock, Liens permitted by Section 7.3).

                  4.20. Solvency. Except for any Shell Subsidiaries, each Loan Party is, and after giving effect to the Acquisition and the incurrence of all Indebtedness and obligations being incurred in connection herewith and therewith will be and will continue to be, Solvent.

                  4.21. Certain Documents. The Borrower has delivered to the Administrative Agent a complete and correct copy of the GST Asset Purchase Agreement, including any amendments, supplements or modifications with respect to any of the foregoing.

                        SECTION 5. CONDITIONS PRECEDENT

                  5.1. Conditions to the Initial Extension of Credit on or After the Restatement Effective Date. The agreement of each Lender to make the initial extension of credit requested to be made by it is subject to the satisfaction, prior to or concurrently with the making of such extension of credit on the Restatement Effective Date, of the following conditions precedent:

                  (a) Guarantee and Collateral Agreement. The Administrative Agent shall have received (i) the Guarantee and Collateral Agreement, executed and delivered by TWTC, the Borrower and each Subsidiary Guarantor and (ii) an Acknowledgment and Consent in the form attached to the Guarantee and Collateral Agreement, executed and delivered by each Issuer (as defined therein), if any, that is not a Loan Party.

                  (b) Additional Financing. The Administrative Agent shall have received evidence, in form, scope and substance reasonably satisfactory to the Administrative Agent and the Arranger, that TWTC shall have received cash proceeds of the Additional Financing in an aggregate amount of no less than $700,000,000, and that all such funds shall have been made available.

                  (c) Approvals. All material governmental and third party approvals (other than in connection with the consummation of the Acquisition) necessary or, in the reasonable discretion of the Administrative Agent, advisable in connection with the continuing operations of TWTC and its Subsidiaries and the transactions contemplated hereby shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose adverse conditions on the financing contemplated hereby.

                  (d) Closing Certificate. The Administrative Agent shall have received, with a counterpart for each Lender, a certificate of each Loan Party, dated the Restatement Effective Date, substantially in the form of Exhibit C, with appropriate insertions and attachments.

                  (e) Legal Opinions. The Administrative Agent shall have received the following executed legal opinions:

                           (i) the legal opinion of Cravath, Swaine & Moore,
                  counsel to TWTC and its Subsidiaries, in form and substance reasonably satisfactory to the Administrative Agent;

                           (ii) the legal opinion of Paul B. Jones, Esq.,
                  general counsel of TWTC and its Subsidiaries, in form and substance reasonably satisfactory to the Administrative Agent; and

                           (iii) the legal opinion of local counsel and of such
                  other special counsel as may be required by the Administrative Agent.

         Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

                  (f) Lien Searches. The Administrative Agent shall have received the results of a recent Uniform Commercial Code lien search in each relevant jurisdiction with respect to the assets to be owned by TWTC and its Subsidiaries as of the Restatement Effective Date, and such search shall reveal no liens on any of the assets of TWTC or its Subsidiaries except for liens permitted by Section 7.3 or discharged on or prior to the Restatement Effective Date pursuant to documentation satisfactory to the Administrative Agent.

                  (g) Pledged Stock; Stock Powers; Pledged Notes. The Administrative Agent shall have received (i) the certificates representing the shares of Capital Stock pledged pursuant to the Guarantee and Collateral Agreement, together with an undated indorsement for each such certificate executed in blank by an appropriate person and (ii) each promissory note (if any) pledged to the Administrative Agent pursuant to the Guarantee and Collateral Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof.

                  (h) Filings, Registrations and Recordings. Each document (including any Uniform Commercial Code financing statement) required by the Security Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Lenders, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 7.3), shall be in proper form for filing, registration or recordation.

                  (i) Insurance. The Administrative Agent shall have received insurance certificates satisfying the requirements of Section 5.2(b) of the Guarantee and Collateral Agreement.

                  (j) Fees. The Lenders and the Administrative Agent shall have received all fees required to be paid, and all expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel), on or before the Restatement Effective Date.

                  (k) Intercompany Debt. All Indebtedness of the Borrower or any Subsidiary to TWTC shall be evidenced by an Intercompany Subordinated Note.

                  (l) Pro Forma Balance Sheet; Financial Statements. The Lenders shall have received (i) the Pro Forma Balance Sheet and (ii) the financial statements referred to in Section 4.1(b).

                  (m) Other Documents. The Administrative Agent shall have received such other documents or materials (including, without limitation, additional lien searches) as the Administrative Agent shall reasonably request.

                  5.2. Conditions to Each Extension of Credit. The agreement of each Lender to make any extension of credit requested to be made by it on any date (including its initial extension of credit) is subject to the satisfaction of the following conditions precedent:

                  (a) Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct on and as of such date as if made on and as of such date.

                  (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

                  (c) No Violation of the Indenture. TWTC shall certify that the making of such extension of credit shall not violate any provision of the Indenture (it being understood that such certification may be contained in the notice of borrowing).

Each borrowing by and issuance of a Letter of Credit on behalf of the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such extension of credit that the conditions contained in this
Section 5.2 have been satisfied.

                        SECTION 6. AFFIRMATIVE COVENANTS

                  TWTC and the Borrower hereby jointly and severally agree that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, each of TWTC and the Borrower shall and shall cause each of its Subsidiaries to:

                  6.1. Financial Statements. Furnish to the Administrative Agent for duplication and distribution to the Lenders:

                  (a) as soon as available, but in any event within 95 days after the end of each fiscal year of TWTC, a copy of the audited consolidated balance sheet of TWTC and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Ernst & Young LLP or other independent certified public accountants of nationally recognized standing; and

                  (b) as soon as available, but in any event not later than 50 days after the end of each of the first three quarterly periods of each fiscal year of TWTC, the unaudited consolidated balance sheet of TWTC and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end adjustments).

All such financial statements, together with the notes thereto, shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

                  Any financial statement required to be delivered pursuant to this Section 6.1 shall be deemed to have been delivered on the date on which TWTC posts such financial statement on its website on the Internet at www.twtelecom.com or when such financial statement is posted on the SEC's website on the Internet at www.sec.gov; provided that TWTC shall give notice of any such posting to the Administrative Agent (who shall then give notice of any such posting to the Lenders); provided, further, that TWTC shall deliver paper copies of any financial statement referred to in this Section 6.1 to the Administrative Agent if the Administrative Agent or any Lender requests TWTC to deliver such paper copies until written notice to cease delivering such paper copies is given by the Administrative Agent.

                  6.2. Certificates; Other Information. Furnish to the Administrative Agent for duplication and distribution to the Lenders (or, in the case of clause (f), to the relevant Lender):

                  (a) concurrently with the delivery of the financial statements referred to in Section 6.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

                  (b) concurrently with the delivery of any financial statements pursuant to Section 6.1, (i) a certificate of a Responsible Officer stating that, to the best of each such Responsible Officer's knowledge, each Loan Party during such period has observed or performed in all material respects all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) in the case of quarterly or annual financial statements, (x) a Compliance Certificate containing all information and calculations necessary for determining compliance by TWTC and its Subsidiaries with the provisions of this Agreement referred to therein as of the last day of the fiscal quarter or fiscal year of TWTC, as the case may be, including, without limitation, a report as to the status of availability of the exception to the indebtedness covenant contained in the Indenture (the "Indenture Indebtedness Basket") permitting $300,000,000 of indebtedness (including a statement as to the amount of the Loans outstanding under this Agreement that are permitted to be outstanding under the exception contained in Section 4.03(a)(vii) of the Indenture relating to the acquisition of certain assets) and (y) to the extent not previously disclosed to the Administrative Agent, a listing of any county or state within the United States where any Loan Party keeps inventory or equipment and of any Intellectual Property acquired by any Loan Party since the date of the most recent list delivered pursuant to this clause (y) (or, in the case of the first such list so delivered, since the Restatement Effective Date);

                  (c) as soon as available, and in any event no later than 50 days after the end of each fiscal year of TWTC, a detailed consolidated budget for the following fiscal year (including a projected consolidated balance sheet of TWTC and its Subsidiaries as of the end of the following fiscal year, the related consolidated statements of projected cash flow and projected income and a description of the underlying assumptions applicable thereto), and, as soon as available, significant revisions, if any, of such budget and projections with respect to such fiscal year (collectively, the "Projections"), which Projections shall in each case be accompanied by a certificate of a Responsible Officer stating that such Projections are based on reasonable estimates, information and assumptions believed by TWTC to be reasonable at the time made and that such Responsible Officer has no reason to believe that such Projections are incorrect or misleading in any material respect (it being recognized by the Lenders that such opinions, projections and forecasts as to any future event or state of affairs are not to be viewed as factual information and that actual results during the period or periods covered by any such opinion, projection or forecast may differ from the opinions and projected or forecast results);

                  (d) no later than 10 Business Days prior to the effectiveness thereof, copies of substantially final drafts of any proposed amendment, supplement, waiver or other modification with respect to the Indenture;

                  (e) within five days after the same are sent, copies of all financial statements and reports that TWTC or the Borrower sends to the holders of any class of its debt securities or public equity securities and, within five days after the same are filed, copies of all financial statements and reports that TWTC or the Borrower may make to, or file with, the SEC; and

                  (f) promptly, such additional financial and other information as any Lender may from time to time reasonably request through the Administrative Agent.

                  Any delivery required to be made pursuant to Section 6.2(e) shall be deemed to have been made on the date on which TWTC posts such delivery on its website on the Internet at www.twtelecom.com or when such delivery is posted on the SEC's website on the Internet at www.sec.gov; provided that TWTC shall give notice of any such posting to the Administrative Agent (who shall then give notice of any such posting to the Lenders); provided, further, that TWTC shall deliver paper copies of any delivery referred to in Section 6.2(e) to the Administrative Agent if the Administrative Agent or any Lender requests TWTC to deliver such paper copies until written notice to cease delivering such paper copies is given by the Administrative Agent.

                  6.3. Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of TWTC or its Subsidiaries, as the case may be.

                  6.4. Maintenance of Existence; Compliance. (a)(i) Preserve, renew and keep in full force and effect its corporate existence and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 7.4 and except, in the case of clause
(ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (b) comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  6.5. Maintenance of Property; Insurance. (a) Keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted and (b) maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business.

                  6.6. Inspection of Property; Books and Records; Discussions.
(a) Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time, upon reasonable notice and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of TWTC and its Subsidiaries with officers and employees of TWTC and its Subsidiaries and with its independent certified public accountants.

                  6.7. Notices. Promptly give notice to the Administrative Agent of:

                  (a) the occurrence of any Default or Event of Default;

                  (b) any (i) default or event of default under any Contractual Obligation of TWTC or any of its Subsidiaries or (ii) litigation, investigation or proceeding that may exist at any time between TWTC or any of its Subsidiaries and any Governmental Authority, that in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

                  (c) any litigation or proceeding affecting TWTC or any of its Subsidiaries (i) in which the amount involved is $5,000,000 or more and not covered by insurance, (ii) in which injunctive or similar relief is sought or (iii) which relates to any Loan Document;

                  (d) the following events, as soon as possible and in any event within 30 days after a Responsible Officer knows or has reason to know thereof: (i) the occurrence of any Reportable Event with respect to any Plan, a failure by the Borrower or any Commonly Controlled Entity to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan; provided that in the case of either clause (i) or (ii) above, such event or events could reasonably be expected to result in liability in excess of $5,000,000; and

                  (e) any development or event that has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section 6.7 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action TWTC or the relevant Subsidiary proposes to take with respect thereto.

                  6.8. Environmental Laws. (a) Comply in all material respects with, and use its reasonable efforts to ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply in all material respects with and maintain, and use its reasonable efforts to ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

                  (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws, except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not reasonably be expected to have a Material Adverse Effect.

                  6.9. Additional Collateral, etc. (a) With respect to any property acquired after the Restatement Effective Date by any of TWTC's Subsidiaries (other than (x) any property described in paragraph (b), (c) or (d) below, (y) any property subject to a Lien expressly permitted by Section 7.3(g), and (z) property acquired by any Excluded Foreign Subsidiary) as to which the Administrative Agent, for the benefit of the Lenders, does not have a perfected Lien, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement or such other documents as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a security interest in such property and (ii) take all actions necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in such property, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent.

                  (b) With respect to any fee interest in any real property having a value (together with improvements thereof) of at least $1,000,000 (net of any amount of any third party mortgage on such property existing when acquired) acquired after the Restatement Effective Date by any of TWTC's Subsidiaries (other than (x) any such real property subject to a Lien expressly permitted by Section 7.3(g) and (z) real property acquired by any Excluded Foreign Subsidiary), promptly (i) execute and deliver a first priority mortgage, in form and substance reasonably satisfactory to the Administrative Agent, in favor of the Administrative Agent, for the benefit of the Lenders, covering such real property, (ii) if requested by the Administrative Agent, provide the Lenders with (x) title and extended coverage insurance covering such real property in an amount at least equal to the purchase price of such real property (or such other amount as shall be reasonably specified by the Administrative Agent) as well as a current ALTA or equivalent survey thereof, together with a surveyor's certificate and (y) any consents or estoppels reasonably deemed necessary or advisable by the Administrative Agent in connection with such mortgage or deed of trust, each of the foregoing in form and substance reasonably satisfactory to the Administrative Agent and (iii) if reasonably requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

                  (c) With respect to any new Subsidiary (other than an Excluded Foreign Subsidiary) created or acquired after the Restatement Effective Date by TWTC or any of its Subsidiaries (which, for the purposes of this paragraph (c), shall include any existing Subsidiary that ceases to be an Excluded Foreign Subsidiary), promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by TWTC or any of its Subsidiaries, (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated indorsements, in blank, executed and delivered by an appropriate person of TWTC or such Subsidiary, as the case may be, (iii) cause such new Subsidiary (A) to become a party to the Guarantee and Collateral Agreement, (B) to take such actions necessary or advisable to grant to the Administrative Agent for the benefit of the Lenders a perfected first priority security interest in the Collateral described in the Guarantee and Collateral Agreement with respect to such new Subsidiary, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent and (C) to deliver to the Administrative Agent a certificate of such

Subsidiary, substantially in the form of Exhibit C, with appropriate insertions and attachments, and (iv) if reasonably requested by the Administrative Agent (and consistent with the opinion coverage provided on the Restatement Effective
Date), deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

                  (d) With respect to any new Excluded Foreign Subsidiary created or acquired after the Restatement Effective Date by TWTC or any of its Subsidiaries, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by TWTC or any of its Subsidiaries (provided that in no event shall more than 65% of the total outstanding Capital Stock of any such new Subsidiary be required to be so pledged), (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated indorsements, in blank, executed and delivered by an appropriate person of TWTC or such Subsidiary, as the case may be, and take such other action as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the Administrative Agent's security interest therein, and (iii) if reasonably requested by the Administrative Agent (and consistent with the opinion coverage provided on the Restatement Effective
Date), deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

                         SECTION 7. NEGATIVE COVENANTS

                  TWTC and the Borrower hereby jointly and severally agree that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, each of TWTC and the Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

                  7.1. Financial Condition Covenants.

                  (a) Senior Leverage Ratio. Permit the Senior Leverage Ratio as of the last day of any fiscal quarter of TWTC during the period set forth below to exceed the ratio set forth below opposite such period:

                                                       Senior
Period                                             Leverage Ratio
------                                             --------------
Restatement Effective Date - 06/30/01               5.00 to 1.0
07/01/01 - 12/31/01                                 4.50 to 1.0
01/01/02 - 06/30/02                                 4.00 to 1.0
07/01/02 - 12/31/02                                 3.50 to 1.0
01/01/03 - thereafter                               3.00 to 1.0

                  (b) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as of the last day of any fiscal quarter of TWTC during the period set forth below to exceed the ratio set forth below opposite such period:

                                                    Consolidated
Period                                             Leverage Ratio
------                                             --------------
Restatement Effective Date -                        16.00 to 1.0
03/31/01
04/01/01 - 06/30/01                                 15.00 to 1.0
07/01/01 - 09/30/01                                 13.00 to 1.0
10/01/01 - 12/31/01                                 12.00 to 1.0
01/01/02 - 03/31/02                                 10.00 to 1.0
04/01/02 - 06/30/02                                  8.00 to 1.0
07/01/02 - 09/30/02                                  7.00 to 1.0
10/01/02 - 12/31/02                                  6.00 to 1.0
01/01/03 - 03/31/03                                  5.50 to 1.0
04/01/03 - thereafter                                5.00 to 1.0

                  (c) Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio for any period of four consecutive fiscal quarters of TWTC ending with any fiscal quarter during the period set forth below to be less than the ratio set forth below opposite such period:

                              Consolidated Interest
      Period                     Coverage Ratio
      ------                  ---------------------
07/01/02 - 09/30/02               1.00 to 1.0
10/01/02 - 12/31/02               1.25 to 1.0
01/01/03 - 06/30/03               1.50 to 1.0
07/01/03 - thereafter             2.00 to 1.0

                  (d) Consolidated Debt Service Coverage Ratio. Permit the Consolidated Debt Service Coverage Ratio determined as of the last day of any fiscal quarter of TWTC ending on or after December 31, 2004 to be less than 1.50 to 1.0.

                  7.2. Indebtedness. Create, issue, incur, assume, become liable in respect of or suffer to exist any Indebtedness, except:

                  (a) Indebtedness of any Loan Party pursuant to any Loan Document or under the Incremental Facility, if any;

                  (b) Indebtedness of the Borrower to any Subsidiary and of any Wholly Owned Subsidiary Guarantor to the Borrower or any other Subsidiary;

                  (c) Guarantee Obligations incurred in the ordinary course of business (i) by the Borrower or any of its Subsidiaries of obligations of any Wholly Owned Subsidiary

         Guarantor and (ii) by TWTC of obligations of its Subsidiaries with respect to such Subsidiaries' real estate leases;

                  (d) Indebtedness outstanding on the date hereof and listed on
         Schedule 7.2(d) and any refinancings, refundings, renewals or extensions thereof (without increasing, or shortening the maturity of, the principal amount thereof);

                  (e) Indebtedness (including, without limitation, Capital Lease Obligations other than the Capital Lease Obligations assumed pursuant to the GST Asset Purchase Agreement) secured by Liens permitted by
         Section 7.3(g) in an aggregate principal amount not to exceed $30,000,000 at any one time outstanding;

                  (f) Hedge Agreements in respect of Indebtedness otherwise permitted hereby that bears interest at a floating rate, so long as such agreements are not entered into for speculative purposes;

                  (g) Indebtedness of TWTC (but not any Subsidiary of TWTC) so long as (i) no Default or Event of Default has occurred and is continuing or would result therefrom, (ii) such Indebtedness shall not mature prior to the date that is one year after the final maturity date of the Loans and the expiration of the Commitments hereunder, (iii) the Net Cash Proceeds thereof shall be contributed to the Borrower as either equity or debt to the extent TWTC has cash and Cash Equivalents in excess of $25,000,000 in the aggregate (provided that to the extent contributed as debt, such debt shall be evidenced by an Intercompany Subordinated Note), (iv) after giving effect to the incurrence thereof, TWTC shall be in pro forma compliance with the covenants contained in
         Section 7.1 and (v) such Indebtedness shall not constitute utilization of the Indenture Indebtedness Basket to the extent TWTC reasonably expects to need availability under such basket for Loans;

                  (h) Indebtedness of any Subsidiary acquired in connection with any Investment permitted pursuant to Section 7.8(i), provided that (i) no Default or Event of Default has occurred and is continuing or would result therefrom, (ii) such Indebtedness existed at the time such Person became a Subsidiary and was not incurred in anticipation thereof, (iii) no Person other than such Subsidiary becomes an obligor in respect of such Indebtedness and (iv) the aggregate amount of such Indebtedness in excess of $20,000,000 (whether or not subsequently repaid) shall constitute usage of the basket provided in Section 7.8(i) unless and until such Subsidiary becomes a Wholly Owned Subsidiary Guarantor, at which time such Indebtedness of such Subsidiary in excess of $20,000,000 shall no longer be permitted to remain outstanding and shall no longer constitute usage of such baskets;

                  (i) Indebtedness consisting of guaranties of loans made to officers, directors or employees of TWTC or any Subsidiary of TWTC in an aggregate amount which, when added to the outstanding principal amount of loans and advances made pursuant to Section 7.8(d), shall not exceed $5,000,000 at any one time outstanding;

                  (j) Indebtedness of TWTC to the Borrower in connection with dividends, distributions or advancements made pursuant to clauses (b),
         (c), (d), (e), (f) or (g) of Section 7.6;

                  (k) Indebtedness of the Borrower or any Wholly Owned Subsidiary Guarantor to TWTC evidenced by an Intercompany Subordinated Note;

                  (l) unsecured trade accounts payable incurred in the ordinary course of business and not more than 120 days past due (but excluding any Indebtedness for borrowed money);

                  (m) reimbursement obligations incurred in the ordinary course of business related to performance bonds posted in connection with the installation of fiber facilities and similar activities in an aggregate amount not to exceed $20,000,000 at any one time outstanding;

                  (n) additional Indebtedness of the Borrower or any of its Subsidiaries in an aggregate principal amount (for the Borrower and all Subsidiaries) not to exceed $30,000,000 at any one time outstanding;

                  (o) any Additional Financing so long as (i) no Default or Event of Default has occurred and is continuing or would result therefrom (other than in connection with any refinancings of any bridge financing, including the issuance of any Rollover Notes), (ii) such Indebtedness (other than bridge financings in effect on the date hereof which would allow TWTC to convert such bridge financings into Indebtedness that would be in compliance with this paragraph) shall not mature or be redeemable prior to the date that is one year after the final maturity date of the Loans and the expiration of the Commitments hereunder, (iii) to the extent the Net Cash Proceeds thereof are not
         (x) being used to finance the Acquisition, (y) required to be applied towards the repayment of any bridge financing pursuant to the terms of such bridge financing or (z) being used to refinance any Rollover Notes, the Net Cash Proceeds thereof shall be contributed to the Borrower as either equity or debt to the extent TWTC has cash and Cash Equivalents in excess of $25,000,000 in the aggregate (provided that to the extent contributed as debt, such debt shall be evidenced by an Intercompany Subordinated Note), (iv) after giving effect to the incurrence thereof, TWTC shall be in pro forma compliance with the covenants contained in Section 7.1 (other than in connection with any refinancings of any bridge financing, including the issuance of any Rollover Notes) and (v) such Indebtedness shall not constitute utilization of the Indenture Indebtedness Basket to the extent TWTC reasonably expects to need availability under such basket for Loans; and

                  (p) Indebtedness (including, without limitation, Capital Lease Obligations) assumed pursuant to the GST Asset Purchase Agreement in an aggregate principal amount not to exceed $30,000,000 at any one time outstanding.

                  7.3. Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, whether now owned or hereafter acquired, except for:

                  (a) Liens for taxes not yet due or that are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

                  (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings;

                  (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

                  (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                  (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, are not substantial in amount and that do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

                  (f) Liens in existence on the date hereof listed on Schedule 7.3(f), securing Indebtedness permitted by Section 7.2(d), provided that no such Lien is spread to cover any additional property after the Restatement Effective Date and that the amount of Indebtedness secured thereby is not increased;

                  (g) Liens securing Indebtedness of the Borrower or any other Subsidiary incurred pursuant to Section 7.2(e) to finance the acquisition of fixed or capital assets, provided that (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (iii) the amount of Indebtedness secured thereby is not increased;

                  (h) Liens created pursuant to the Security Documents;

                  (i) any interest or title of a lessor under any lease entered into by the Borrower or any other Subsidiary in the ordinary course of its business and covering only the assets so leased;

                  (j) Liens on the property or assets of a Person which becomes a Subsidiary after the date hereof securing Indebtedness permitted by
         Section 7.2(h), provided that (i) such Liens existed at the time such Person became a Subsidiary and were not created in anticipation thereof, (ii) any such Lien is not expanded to cover any property or assets of such Person after the time such Person becomes a Subsidiary (other than after acquired title in or on such property and proceeds of the existing collateral in accordance with the instrument creating such Lien), (iii) the amount of Indebtedness secured thereby is not increased, and (iv) neither (x) the aggregate outstanding principal amount of the obligations secured thereby nor (y) the aggregate fair market value (determined as of the date such Lien is incurred) of the assets subject thereto exceeds (as to all relevant Subsidiaries) $20,000,000 at any one time;

                  (k) Liens not otherwise permitted by this Section so long as neither (i) the aggregate outstanding principal amount of the obligations secured thereby nor (ii) the aggregate fair market value (determined as of the date such Lien is incurred) of the assets subject thereto exceeds (as to the Borrower and all Subsidiaries) $5,000,000 at any one time; and

                  (l) Permitted Encumbrances with respect to the Assets.

                  7.4. Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of, all or substantially all of its property or business, except that:

                  (a) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or with or into any Wholly Owned Subsidiary Guarantor (provided that the Wholly Owned Subsidiary Guarantor shall be the continuing or surviving corporation);

                  (b) any Subsidiary of the Borrower may Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any Wholly Owned Subsidiary Guarantor; and

                  (c) any Shell Subsidiary may be dissolved.

                  7.5. Disposition of Property. Dispose of any of its property, whether now owned or hereafter acquired, or issue or sell any shares of its Capital Stock to any Person, except:

                  (a) the Disposition of obsolete or worn out property in the ordinary course of business;

                  (b) the sale of inventory in the ordinary course of business; the Disposition of cash and Cash Equivalents for fair value; the license of intellectual property in the ordinary course of business; and leases and subleases with respect to excess capacity and not materially interfering with the ordinary conduct of business;

                  (c) Dispositions permitted by Section 7.4(b);

                  (d) the sale or issuance of TWTC's common stock or preferred stock to any Person, provided that (i) to the extent the Net Cash Proceeds thereof are not (a) required to be applied towards the repayment of any bridge financing described in the definition of Additional Financing pursuant to the terms of such bridge financing,
         (b) being used to
         replace or refinance any Rollover Notes or (c) being used for any purpose permitted under Section 7.9, the Net Cash Proceeds thereof shall be contributed to the Borrower as either equity or debt to the extent TWTC has cash and Cash Equivalents in excess of $25,000,000 in the aggregate (provided that to the extent contributed as debt, such debt shall be evidenced by an Intercompany Subordinated Note) and (ii) if such preferred stock constitutes Cash Pay Preferred Stock, it is issued in compliance with Section 7.2;

                  (e) the sale or issuance of any Subsidiary's Capital Stock to the Borrower or any Wholly Owned Subsidiary Guarantor;

                  (f) any Exchange by TWTC and its Subsidiaries, provided that
         (i) on the date of such Exchange, no Default or Event of Default shall have occurred and be continuing or would result therefrom, (ii) the assets received in connection with such Exchange shall be received by a Wholly Owned Subsidiary of TWTC or, in the case of any Capital Stock so received, by the Borrower and (iii) in the event that any cash consideration is paid or received by TWTC or any of its Subsidiaries in connection with such Exchange, then (a) the payment of any such cash is permitted by Section 7.7 or Section 7.8(i), as applicable and in accordance with GAAP, and (b) the Disposition related to the receipt of any such cash is permitted by Section 7.5(h);

                  (g) the Disposition of any Investments made pursuant to
         Section 7.8(g), provided that the Net Cash Proceeds of such Disposition shall be applied to the prepayment of the Term Loans and the permanent reduction of the Revolving Commitments and the Delayed-Draw Term Commitments to the extent required by Section 2.9(b);

                  (h) the Disposition of other property having a fair market value not to exceed $50,000,000 in the aggregate for any fiscal year of TWTC, provided that the Net Cash Proceeds of such Disposition shall be applied to the prepayment of the Term Loans and the permanent reduction of the Revolving Commitments and the Delayed-Draw Term Commitments to the extent required by Section 2.9(b); and

                  (i) the Disposition of Assets having a fair market value not to exceed $200,000,000 in the aggregate, provided that the Net Cash Proceeds of such Disposition are received on or prior to the second anniversary of the Restatement Effective Date, and provided further that the Net Cash Proceeds of such Disposition shall be applied to the prepayment of the Term Loans and the permanent reduction of the Revolving Commitments and the Delayed-Draw Term Commitments to the extent required by Section 2.9(b).

                  7.6. Restricted Payments. Declare or pay any dividend (other than dividends payable solely in common stock or Non-Cash Pay Preferred Stock of the Person making such dividend) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of TWTC or any Subsidiary, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, or make any payment on account of any advance or loan made by TWTC or any Subsidiary, whether in cash or property or in obligations of TWTC or any Subsidiary (collectively, "Restricted Payments"), except that:

                  (a) any Subsidiary may make Restricted Payments to the Borrower or any Wholly Owned Subsidiary Guarantor;

                  (b) so long as no Event of Default shall have occurred and be continuing or would result therefrom, the Borrower may pay dividends (or make distributions or advancements) to TWTC to permit TWTC to purchase TWTC's common stock or common stock options from present or former officers or employees of TWTC, the Borrower or any Subsidiary upon the death, disability or termination of employment of such officer or employee, provided, that the aggregate amount of payments under this
         Section 7.6(b) after the date hereof (net of any proceeds received by TWTC and contributed to the Borrower after the date hereof in connection with resales of any common stock or common stock options so purchased) shall not exceed $5,000,000;

                  (c) the Borrower may pay dividends (or make distributions or advancements) to TWTC for the purpose of enabling TWTC to make scheduled interest payments (or, if applicable, dividends) in respect of any Indebtedness of TWTC incurred pursuant to Section 7.2(g) or 7.2(o), provided that (i) no Default or Event of Default shall have occurred and be continuing or would result therefrom and (ii) each such payment shall be made no earlier than three Business Days prior to the date the relevant interest payment or dividend payment, as the case may be, is due;

                  (d) the Borrower may pay dividends (or make distributions or advancements) to TWTC for the purpose of enabling TWTC to make scheduled interest payments (or, if applicable, dividends) in respect of the Senior Notes and other Indebtedness of TWTC that is senior and is incurred pursuant to Section 7.2(g) or 7.2(o), provided that (i) no Default under Section 8(a) or 8(e)(i) or (ii) or Event of Default shall have occurred and be continuing or would result therefrom and (ii) each such payment shall be made no earlier than three Business Days prior to the date the relevant interest payment or dividend payment, as the case may be, is due;

                  (e) so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Borrower may pay dividends (or make distributions or advancements) to TWTC for the purpose of enabling TWTC to finance Investments permitted by Section 7.8(g) or 7.8(h) in an aggregate amount not to exceed the amount of Net Cash Proceeds previously contributed to the Borrower from any issuance or sale of TWTC's common stock or Non-Cash Pay Preferred Stock;

                  (f) so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Borrower may pay dividends (or make distributions or advancements) to TWTC to permit TWTC to make payments to a third party on behalf of the Borrower or its Subsidiaries related to ordinary course expenses of the Borrower and its Subsidiaries; and

                  (g) the Borrower may pay dividends (or make distributions or advancements) to TWTC to permit TWTC to (i) pay customary corporate overhead expenses incurred in the ordinary course of business and (ii) pay any taxes that are due and payable by TWTC and the Borrower as part of a consolidated group.

                  7.7. Capital Expenditures. Unless the ratio of Consolidated Total Debt to Annualized Consolidated EBITDA as at the last day of the most recent complete fiscal quarter of TWTC is less than 5.00 to 1.0, make or commit to make any Capital Expenditure, except Capital Expenditures of TWTC and its Subsidiaries in the ordinary course of business not exceeding for any fiscal year of TWTC set forth below the dollar amount set forth below opposite such fiscal year:

Fiscal Year                Amount
-----------                ------
   2000                 $500,000,000
   2001                 $790,000,000
   2002                 $800,000,000
   2003                 $640,000,000
   2004                 $680,000,000
   2005                 $760,000,000
   2006                 $800,000,000
   2007                 $850,000,000
   2008                 $910,000,000
   2009                 $970,000,000

provided, that (i) up to $150,000,000 of any such amount referred to above, if not so expended in the fiscal year for which it is permitted, may be carried over for expenditure in the next succeeding fiscal year, (ii) up to $25,000,000 of any such amount referred to above may be carried back for expenditure in the immediately preceding fiscal year and (iii) Capital Expenditures made pursuant to this Section 7.7 during any fiscal year shall be deemed made, first, in respect of amounts carried over from the prior fiscal year pursuant to subclause
(i) above, second, in respect of amounts permitted for such fiscal year as provided above and, third, in respect of amounts carried back from the next succeeding fiscal year pursuant to subclause (ii) above.

                  7.8. Investments. Make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting a business unit of, or make any other investment in, any Person (all of the foregoing, "Investments"), except:

                  (a) extensions of trade credit in the ordinary course of business;

                  (b) Investments in Cash Equivalents;

                  (c) Guarantee Obligations permitted by Section 7.2;

                  (d) loans and advances to officers, directors or employees of TWTC or any Subsidiary of TWTC in the ordinary course of business (including for travel, entertainment and relocation expenses) in an aggregate amount for TWTC or any Subsidiary of TWTC which, when added to the outstanding principal amount of Indebtedness incurred pursuant to Section 7.2(i), shall not exceed $5,000,000 at any one time outstanding;

                  (e) intercompany Investments by TWTC or any of its Subsidiaries in the Borrower or any Person that, prior to such investment, is a Wholly Owned Subsidiary Guarantor;

                  (f) Investments by the Borrower in TWTC in connection with dividends, distributions or advancements made pursuant to clauses (b),
         (c), (d), (e), (f) or (g) of Section 7.6;

                  (g) Investments by TWTC or any of its Subsidiaries in existing or potential trade suppliers, vendors and customers from whom the Borrower reasonably expects to obtain a material commercial benefit in an aggregate amount (valued at cost) not to exceed $25,000,000 at any one time;

                  (h) so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, Investments by TWTC in any Person that is or concurrently therewith becomes a Wholly Owned Subsidiary Guarantor in an aggregate amount equal to the Net Cash Proceeds received from any issuance or sale of TWTC's common stock or Non-Cash Pay Preferred Stock; and

                  (i) in addition to Investments otherwise expressly permitted by this Section, Investments by the Borrower or any of its Subsidiaries in an aggregate amount (valued at cost) not to exceed $60,000,000 at any one time; provided, that if TWT New Jersey is a party to the Guarantee and Collateral Agreement either (i) on the Restatement Effective Date or (ii) on or prior to January 31, 2001, then on the date on which it becomes a party, the amount of Investments permitted by this paragraph shall be increased to $75,000,000.

                  7.9. Optional Payments and Modifications of Certain Debt Instruments. (a) Make or offer to make any optional or voluntary payment, prepayment, repurchase or redemption of or otherwise optionally or voluntarily defease or segregate funds with respect to the Senior Notes or any Additional Financing or other Indebtedness of TWTC permitted by Section 7.2(g) other than with the proceeds of a refinancing that (i) is on terms not materially less favorable to the Lenders than the Indebtedness being refinanced and (ii) matures no earlier than the date that is one year after the final maturity date of the Loans and the expiration of the Commitments hereunder or (b) amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Senior Notes or any Additional Financing or other Indebtedness of TWTC permitted by Section 7.2(g) in any manner materially adverse to the Lenders.

                  7.10. Transactions with Affiliates. Other than as set forth on
Schedule 7.10, enter into any transaction, including any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with any

Affiliate (other than the Borrower or any Wholly Owned Subsidiary Guarantor) unless such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of business of TWTC, the Borrower or such Subsidiary, as the case may be, and (c) upon fair and reasonable terms no less favorable to TWTC, the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person that is not an Affiliate.

                  7.11. Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by TWTC or any Subsidiary of real or personal property that has been or is to be sold or transferred by TWTC or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of TWTC or such Subsidiary, other than any sale and leaseback transaction involving properties existing on the Restatement Effective Date and permitted by Section 7.3(k) or properties acquired after the Restatement Effective Date and permitted by Section 7.3(g).

                  7.12. Changes in Fiscal Periods. Permit the fiscal year of TWTC or the Borrower to end on a day other than December 31 or change TWTC's or the Borrower's method of determining fiscal quarters.

                  7.13. Negative Pledge Clauses. Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of TWTC or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, other than (a) this Agreement and the other Loan Documents, (b) the Time Warner Arrangements, (c) any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby), (d) any agreements governing any Investment in any joint venture that limit the ability to grant a security interest in the Capital Stock of such joint venture so long as such Capital Stock is pledged to the Administrative Agent, for the ratable benefit of the Lenders, in an indirect manner satisfactory to the Administrative Agent, (e) customary restrictions entered into in the ordinary course of business with respect to Intellectual Property that limit the ability to grant a security interest in such Intellectual Property, (f) any agreements governing any leasehold interest (including any rights of way, colocation agreements and other similar such interests in real estate, and agreements assumed pursuant to the GST Asset Purchase Agreement granting an indefeasible right of use in fiber or conduits or providing for joint construction or marketing of fiber or conduits) or building entry agreements that limit the ability to grant a security interest in such leasehold interest or building entry agreements, (g) agreements with customers for the provision of services that limit the ability to grant a security interest in such agreements (but not amounts receivable or any money or other amounts due or to become due or other right of payment resulting from those agreements), (h) the Indenture and (i) the agreements governing the Additional Financing.

                  7.14. Clauses Restricting Subsidiary Distributions. Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary of the Borrower or of TWTC to (a) make Restricted Payments in respect of any Capital Stock of such Subsidiary held by, or pay any Indebtedness owed to, the Borrower or any other Subsidiary of the Borrower, (b) make loans or advances to, or other Investments in, the Borrower or any other Subsidiary of the Borrower or (c) transfer any of its assets to the Borrower or any other Subsidiary of the Borrower, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Loan Documents and (ii) any restrictions with respect to a Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Subsidiary.

                  7.15. Lines of Business; Holding Company Status. (a) Enter into any business, either directly or through any Subsidiary, except for the design, development, construction, installation, integration, management or provision of any telecommunications business, including voice, video, Internet and data transmission products, services and systems, fiber network construction and sales and any business reasonably related to the foregoing (each, a "Permitted Line of Business").

                  (b) In the case of TWTC, (i) conduct, transact or otherwise engage in, or commit to conduct, transact or otherwise engage in, any business or operations other than those incidental to its ownership of the Capital Stock of other Persons or (ii) own, lease, manage or otherwise operate any properties or assets (including cash and Cash Equivalents) for any period greater than two consecutive days other than (1) cash and Cash Equivalents in an amount not to exceed $25,000,000 in the aggregate and (2) the ownership of shares of Capital Stock of other Persons; provided that, TWTC may continue to conduct administrative and management oversight and headquarters functions (including, without limitation, maintaining its leases of office space existing on the Restatement Effective Date and providing transitional services to GST, its affiliates or transferees as required under the GST Asset Purchase Agreement).

                  7.16. Modifications to Time Warner Arrangements and Material Rights and Privileges. Amend, supplement, or otherwise modify the terms and conditions of any of the Time Warner Arrangements or any material rights and privileges (including, without limitation, FCC and local regulatory licenses) in any manner materially adverse to the Lenders.

                  7.17. Amendments to GST Asset Purchase Agreement. (a) Amend, supplement or otherwise modify (pursuant to a waiver or otherwise) the terms and conditions of the indemnities furnished to any Loan Party or any of its Subsidiaries pursuant to the GST Asset Purchase Agreement in any manner that could reasonably be expected to have a Material Adverse Effect.

                  7.18. Assets of TWT New Jersey. In the case of TWT New Jersey, until such date as it is deemed to be a Subsidiary Guarantor, have properties or assets (including cash and Cash Equivalents) in an aggregate amount greater than $15,000,000.

                          SECTION 8. EVENTS OF DEFAULT

                  If any of the following events shall occur and be continuing:

                  (a) the Borrower shall fail to pay any principal of any Loan or Reimbursement Obligation when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan or Reimbursement Obligation, or any other amount payable hereunder or under any other Loan Document, within five days after any such interest or other amount becomes due in accordance with the terms hereof; or

                  (b) any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or

                  (c) any Loan Party shall default in the observance or performance of any agreement contained in clause (i) or (ii) of Section 6.4(a) (with respect to TWTC and the Borrower only), Section 6.7(a) or
         Section 7 of this Agreement or Sections 5.5 and 5.7(b) of the Guarantee and Collateral Agreement; or

                  (d) any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days after notice to the Borrower from the Administrative Agent or the Required Lenders; or

                  (e) TWTC or any of its Subsidiaries shall (i) default in making any payment of any principal of any Indebtedness (including any Guarantee Obligation, but excluding the Loans) on the scheduled or original due date, whichever is later, with respect thereto (giving effect to any applicable grace periods); or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided, that a default, event or condition described in clause (i), (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i),
         (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $10,000,000; or

                  (f) (i) TWTC or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or TWTC or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against TWTC or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against TWTC or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) TWTC or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or
         (iii) above; or (v) TWTC or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                  (g) (i) any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition other than in the ordinary course shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could, in the sole judgment of the Required Lenders, reasonably be expected to have a Material Adverse Effect; or

                  (h) one or more judgments or decrees shall be entered against TWTC or any of its Subsidiaries involving in the aggregate a liability (to the extent (i) not paid by insurance or (ii) as to which no reasonable expectation of insurance coverage exists) of $10,000,000 or more (or, with respect to judgments related to reciprocal compensation arrangements for which reserves in conformity with GAAP have been provided on the books of TWTC or its Subsidiaries or that have not yet been recognized as revenue,

         $15,000,000 or more), and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or

                  (i) any of the Security Documents shall cease, for any reason, to be in full force and effect, or any Loan Party or any Affiliate of any Loan Party shall so assert, or any Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

                  (j) the guarantee contained in Section 2 of the Guarantee and Collateral Agreement shall cease, for any reason, to be in full force and effect or any Loan Party or any Affiliate of any Loan Party shall so assert; or

                  (k) the Time Warner Arrangements shall cease, for any reason, to be in full force and effect or any Loan Party or any Affiliate of any Loan Party shall so assert (other than any expiration of any of the Time Warner Arrangements in accordance with its terms that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect); or

                  (l) (i) the Permitted Investors shall cease to have the power to vote or direct the voting of securities having at least 30% of the ordinary voting power for the election of directors of TWTC (determined on a fully diluted basis); (ii) the Permitted Investors shall cease to own of record and beneficially, directly or indirectly, securities of TWTC representing at least 30% (determined on a fully diluted basis) of the economic interests therein; (iii) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), excluding the Permitted Investors, shall become, or obtain rights (whether by means or warrants, options or otherwise) to become, the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of more than the percentage of the outstanding common stock of TWTC at the time owned and controlled by the Permitted Investors; (iv) the board of directors of TWTC shall cease to consist of a majority of Continuing Directors; (v) TWTC shall cease to own and control, of record and beneficially, directly, 100% of each class of outstanding Capital Stock of the Borrower free and clear of all Liens (except Liens created by the Guarantee and Collateral Agreement); or
         (vi) a Specified Change of Control shall occur; provided, that the merger of Time Warner, Inc. with AOL, Inc. is expressly permitted hereunder and shall not constitute an Event of Default under this
         Section 8(l);

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the other Loan Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower (or such other Person as may be lawfully entitled thereto). Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.

                             SECTION 9. THE AGENTS

                  9.1. Appointment. Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

                  9.2. Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

                  9.3. Exculpatory Provisions. Neither any Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

                  9.4. Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to TWTC or the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

                  9.5. Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender, TWTC or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

                  9.6. Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that neither the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

                  9.7. Indemnification. The Lenders agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by TWTC or the Borrower and without limiting the obligation of TWTC or the Borrower to do so), ratably according to their respective Aggregate Exposure Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent's gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

                  9.8. Agent in Its Individual Capacity. Each Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though such Agent were not an Agent. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued or participated in by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms "Lender" and "Lenders" shall include each Agent in its individual capacity.

                  9.9. Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Lenders and the Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 8(a) or Section 8(f) with respect to the Borrower shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

                  9.10. Documentation Agent and Co-Syndication Agents. Neither the Documentation Agent nor the Co-Syndication Agents shall have any duties or responsibilities hereunder in its capacity as such.

                           SECTION 10. MISCELLANEOUS

                  10.1. Amendments and Waivers. Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this
Section 10.1. The Required Lenders and each Loan Party party to the relevant Loan Document may, or, with the written consent of the Required Lenders, the Administrative Agent and each Loan Party party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent (with the written consent of the Required Lenders), as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences, including, without limitation, the termination of the Commitments and the Loans being due and payable; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) forgive the principal amount or extend the final scheduled date of maturity of any Loan, extend the scheduled date of any reduction of the Revolving Commitments provided in Section 2.3(c), extend the date for any scheduled amortization payment in respect of any Term Loan, reduce the stated rate of any interest or fee payable hereunder (except that any amendment or modification of defined terms used in the financial covenants in this Agreement shall not constitute a reduction in the rate of interest or fees for purposes of this clause (i)) or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Lender's Commitment, in each case without the written consent of each Lender directly affected thereby; (ii) eliminate or reduce the voting rights of any Lender under this Section 10.1 without the written consent of such Lender; (iii) reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral or release all or substantially all of the Subsidiary Guarantors from their obligations under the Guarantee and Collateral Agreement, in each case without the written consent of all Lenders; (iv) amend, modify or waive any provision of Section 2.15(a), (b) or (c) without the written consent of each Lender adversely affected thereby; (v) reduce the percentage specified in the definition of Majority Facility Lenders with respect to any Facility without the written consent of all Lenders under such Facility; (vi) amend, modify or waive any provision of Section 9 without the written consent of the Administrative Agent; (vii) amend, modify or waive any provision of Section 2.4 or 2.5 without the written consent of the Swingline Lender; or (viii) amend, modify or waive any provision of Section 3 without the written consent of the Issuing Lender. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

                  For the avoidance of doubt, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof (collectively, the "Additional Extensions of Credit") to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and the Revolving Extensions of Credit and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and the Majority Facility Lenders.

                  10.2. Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of TWTC, the Borrower and the Administrative Agent, and as set forth in an administrative questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:

     TWTC:                 Time Warner Telecom Inc.
                           10475 Park Meadows Drive
                           Littleton, CO 80124
                           Attention: Mark A. Peters, Vice President, Treasurer
                           Telecopy:    (303) 566-1776
                           Telephone:   (303) 566-1545

     The Borrower:         Time Warner Telecom Holdings Inc.
                           10475 Park Meadows Drive
                           Littleton, CO 80124
                           Attention: Paul B. Jones, Esq., General Counsel
                           Telecopy:    (303) 566-1237
                           Telephone:   (303) 566-1777

     with a copy to:       Cravath, Swaine & Moore
                           Worldwide Plaza
                           825 Eighth Avenue
                           New York, NY 10019
                           Attention: William P. Rogers, Jr., Esq.
                           Telecopy:    (212) 474-3700
                           Telephone:   (212) 474-1270


     The Administrative
     Agent:                The Chase Manhattan Bank
                           270 Park Avenue
                           New York, NY 10017
                           Attention: Joan Fitzgibbon
                           Telecopy:    (212) 270-4164
                           Telephone:   (212) 270-1786

     with a copy to:       The Chase Manhattan Bank
                           Agency Bank Services
                           One Chase Manhattan Plaza, 8th Floor
                           New York, NY 10081
                           Attention: Donna Montgomery
                           Telecopy:    (212) 552-5700
                           Telephone:   (212) 552-7477
provided that any notice, request or demand to or upon the Administrative Agent or the Lenders shall not be effective until received.

                  10.3. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                  10.4. Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.

                  10.5. Payment of Expenses and Taxes. Each of TWTC and the Borrower agrees (a) to pay or reimburse the Administrative Agent and the Arrangers for all their reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements of counsel to the Administrative Agent and filing and recording fees and expenses, with statements with respect to the foregoing to be submitted to the Borrower prior to the Restatement Effective Date (in the case of amounts to be paid on the Restatement Effective Date) and from time to time thereafter on a quarterly basis or such other periodic basis as the Administrative Agent shall deem appropriate, (b) to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including the fees and disbursements of counsel to each Lender and of counsel to the Administrative Agent and the Arrangers, (c) to pay, indemnify, and hold each Lender and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender, the Administrative Agent and the Arrangers and their respective officers, directors, employees, affiliates, agents and controlling persons (each, an "Indemnitee") harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of TWTC or any of its Subsidiaries or any of the Properties and the reasonable fees and expenses of legal counsel in connection with claims, actions or proceedings by any Indemnitee against any Loan Party under any Loan Document (all the foregoing in this clause (d), collectively, the "Indemnified Liabilities"), provided, that neither TWTC nor the Borrower shall have any obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee. It is understood and agreed that, to the extent not precluded by a conflict of interest, each Indemnitee shall endeavor to work cooperatively with a view to minimizing the legal and other expenses associated with any defense and any potential settlement or judgment. Without limiting the foregoing, and to the extent permitted by applicable law, TWTC agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee. All amounts due under this Section 10.5 shall be payable not later than 10 days after written demand therefor. Statements payable by TWTC or the Borrower pursuant to this
Section 10.5 shall be submitted to the address of the Borrower set forth in
Section 10.2, or to such other Person or address as may be hereafter designated by the Borrower in a written notice to the Administrative Agent. The agreements in this Section 10.5 shall survive repayment of the Loans and all other amounts payable hereunder.

                  10.6. Successors and Assigns; Participations and Assignments.
(a) This Agreement shall be binding upon and inure to the benefit of TWTC, the Borrower, the Lenders, the Administrative Agent, all future holders of the Loans and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

                  (b) Any Lender other than any Conduit Lender may, without the consent of the Borrower, in accordance with applicable law, at any time sell to one or more banks, financial institutions or other entities (each, a "Participant") participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Loans or any fees payable hereunder, or postpone the date of the final maturity of the Loans, in each case to the extent subject to such participation. The Borrower agrees that if amounts outstanding under this Agreement and the Loans are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 10.7(a) as fully as if it were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.16, 2.17 and 2.18 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it was a Lender; provided that, in the case of Section 2.19, such Participant shall have complied with the requirements of said Section and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

                  (c) Any Lender other than any Conduit Lender (an "Assignor") may, in accordance with applicable law, at any time and from time to time assign to any Lender, any affiliate of any Lender or any Approved Fund or, with the consent of the Borrower and the Administrative Agent (which, in each case, shall not be unreasonably withheld or delayed), to an additional bank, financial institution or other entity (an "Assignee") all or any part of its rights and obligations under this Agreement and the other Loan Documents pursuant to an Assignment and Acceptance, executed by such Assignee, such Assignor and any other Person whose consent is required pursuant to this paragraph, and delivered to the Administrative Agent for its acceptance and recording in the Register; provided that, unless otherwise agreed by the Borrower and the Administrative Agent, no such assignment to an Assignee (other than any Lender or any affiliate of any Lender or any Approved Fund) shall be in an aggregate principal amount of less than $5,000,000 (or, in the case of the Tranche B Term Facility, $1,000,000), in each case except in the case of an assignment of all of a Lender's interests under this Agreement. For purposes of the proviso contained in the preceding sentence, the amount described therein shall be aggregated in respect of each Lender and its related Approved Funds, if any. Any such assignment need not be ratable as among the Facilities. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment and/or Loans as set forth therein, and (y) the Assignor thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of an Assignor's rights and obligations under this Agreement, such Assignor shall cease to be a party hereto) except with respect to its obligations under
Section 10.15. Notwithstanding any provision of this Section 10.6, the consent of the Borrower shall not be required for any assignment that occurs when an Event of Default pursuant to Section 8(a) or Section 8(f) shall have occurred and be continuing with respect to the Borrower. Notwithstanding the foregoing, any Conduit Lender may assign at any time to its designating Lender hereunder without the consent of the Borrower or the Administrative Agent any or all of the Loans it may have funded hereunder and pursuant to its designation agreement and without regard to the limitations set forth in the first sentence of this Section 10.6(c).

                  (d) The Administrative Agent shall, on behalf of the Borrower, maintain at its address referred to in Section 10.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment of, and the principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, each other Loan Party, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Loans and any Notes evidencing the Loans recorded therein for all purposes of this Agreement. Any assignment of any Loan, whether or not evidenced by a Note, shall be effective only upon appropriate entries with respect thereto being made in the Register (and each Note shall expressly so provide). Any assignment or transfer of all or part of a Loan evidenced by a Note shall be registered on the Register only upon surrender for registration of assignment or transfer of the Note evidencing such Loan, accompanied by a duly executed Assignment and Acceptance, and thereupon one or more new Notes shall be issued to the designated Assignee.

                  (e) Upon its receipt of an Assignment and Acceptance executed by an Assignor, an Assignee and any other Person whose consent is required by
Section 10.6(c), together with payment to the Administrative Agent of a registration and processing fee of $3,500, the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) record the information contained therein in the Register on the effective date determined pursuant thereto.

                  (f) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section 10.6 concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.

                  (g) The Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in paragraph (f) above.

                  (h) Each of TWTC, the Borrower, each Lender and the Administrative Agent hereby confirms that it will not institute against a Conduit Lender or join any other Person in instituting against a Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any state bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Conduit Lender; provided, however, that each Lender designating any Conduit Lender hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such Conduit Lender during such period of forbearance.

                  10.7. Adjustments; Set-off. (a) Except to the extent that this Agreement expressly provides for payments to be allocated to a particular Lender or to the Lenders under a particular Facility, if any Lender (a "Benefitted Lender") shall receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of the Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

                  (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to TWTC or the Borrower, any such notice being expressly waived by TWTC and the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by TWTC or the Borrower hereunder, subject to applicable grace periods (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of TWTC or the Borrower, as the case may be. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.

                  10.8. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

                  10.9. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  10.10. Integration. This Agreement and the other Loan Documents represent the entire agreement of TWTC, the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

                  10.11. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  10.12. Submission To Jurisdiction; Waivers. Each of TWTC and the Borrower hereby irrevocably and unconditionally:

                  (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

                  (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to TWTC or the Borrower, as the case may be at its address set forth in Section 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

                  10.13. Acknowledgments. Each of TWTC and the Borrower hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

                  (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to TWTC or the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent and Lenders, on one hand, and TWTC and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                  (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among TWTC, the Borrower and the Lenders.

                  10.14. Releases of Guarantees and Liens. (a) Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Administrative Agent is hereby irrevocably authorized by each Lender (without requirement of notice to or consent of any Lender except as expressly required by Section 10.1) to take any action requested by the Borrower having the effect of releasing any Collateral or guarantee obligations (i) to the extent necessary to permit consummation of any transaction not prohibited by any Loan Document or that has been consented to in accordance with Section 10.1 or (ii) under the circumstances described in paragraph (b) below.

                  (b) At such time as the Loans, the Reimbursement Obligations and the other obligations under the Loan Documents (other than obligations under or in respect of Hedge Agreements) shall have been paid in full, the Commitments have been terminated and no Letters of Credit shall be outstanding, the Collateral shall be released from the Liens created by the Security Documents, and the Security Documents and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Loan Party under the Security Documents shall terminate, all without delivery of any instrument or performance of any act by any Person.

                  10.15. Confidentiality. Each of the Administrative Agent and each Lender agrees to keep confidential all non-public information (including oral information) provided to it by any Loan Party pursuant to this Agreement that is designated by such Loan Party as confidential; provided that nothing herein shall prevent the Administrative Agent or any Lender from disclosing any such information (a) to the Administrative Agent, any other Lender, any affiliate of any Lender or any Approved Fund (provided that such Affiliate or Approved Fund expressly agrees to comply with the provisions of this Section),
(b) to any actual or prospective Transferee or Hedge Agreement counterparty that expressly agrees to comply with the provisions of this Section, (c) to its employees, directors, agents, attorneys, accountants and other professional advisors or those of any of its affiliates, (d) upon the request or demand of any Governmental Authority, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (f) if requested or required to do so in connection with any litigation or similar proceeding, (g) that has been publicly disclosed or otherwise disclosed to such Person on a non-confidential basis, (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender, (i) in connection with the exercise of any remedy hereunder or under any other Loan Document or (j) to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty expressly agrees to be bound by the provisions of this Section 10.15); provided, further, that with respect to disclosures pursuant to clauses (d), (e) and (f) of this Section, unless prohibited by applicable law or court order, each Lender and the Administrative Agent shall attempt to notify TWTC of any request by any governmental agency or representative thereof or other Person

(other than any such request in connection with an examination of the financial condition of such Lender by such governmental agency) for disclosure of any material confidential information after receipt of such request, and if reasonably practicable and permissible, before disclosure of such information.

                  10.16. WAIVERS OF JURY TRIAL. TWTC, THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

                                                                         Annex A



           PRICING GRID FOR DELAYED-DRAW TERM LOANS, REVOLVING LOANS,
                       SWINGLINE LOANS AND COMMITMENT FEES


                                APPLICABLE MARGIN
       CONSOLIDATED                    FOR              APPLICABLE MARGIN
      LEVERAGE RATIO            EURODOLLAR LOANS           FOR ABR LOANS                 COMMITMENT FEE RATE
--------------------------- ----------------------- -------------------------- --------------------------------------

 Greater than or equal to           2.75%                     1.75%                1.00% if 33 1/3% or less of the
       10.00 to 1.0                                                               relevant Facility Commitments are
                                                                                              utilized;

                                                                                    0.75% if 66 2/3% or less but
                                                                                     greater than 33 1/3% of the
                                                                                  relevant Facility Commitments are
                                                                                              utilized;

                                                                                   0.50% if greater than 66 2/3% of
                                                                                   the relevant Facility Commitments
                                                                                            are utilized

Greater than or equal
  to 9.00 to 1.0 but                2.50%                     1.50%                        same as above
less than 10.00 to 1.0

Greater than or equal
  to 8.00 to 1.0 but                2.25%                     1.25%                        same as above
less than 9.00 to 1.0

Greater than or equal
  to 7.00 to 1.0 but                2.00%                     1.00%                        same as above
less than 8.00 to 1.0

Greater than or equal
  to 6.00 to 1.0 but                1.75%                     0.75%                        same as above
less than 7.00 to 1.0

Greater than or equal
  to 5.00 to 1.0 but                1.50%                     0.50%                        same as above
less than 6.00 to 1.0

Greater than or equal
  to 4.00 to 1.0 but                1.25%                     0.25%                        same as above
less than 5.00 or 1.0

Less than 4.00 to 1.0               1.00%                     0.0%                         same as above

Changes in the Applicable Margin resulting from changes in the Consolidated Leverage Ratio shall become effective on the date (the "Adjustment Date") that is three Business Days after the date on which financial statements are delivered to the Lenders pursuant to
Section 6.1, and shall remain in effect until the next change to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time periods specified in Section 6.1, then, until the date that is three Business Days after the date on which such financial statements are delivered, the highest rate set forth in each column of the Pricing Grid shall apply. Overdue interest, fees and other amounts shall bear interest at 2.00% above the rate applicable to ABR Loans. Each determination of the Consolidated Leverage Ratio pursuant to the Pricing Grid shall be made in a manner consistent with the determination thereof pursuant to Section 7.1.

Swingline Loans shall, for purposes of the commitment fee calculations only, not be deemed to be a utilization of the Revolving Facility.

                                                                EXHIBIT B to the
                                           AMENDED AND RESTATED CREDIT AGREEMENT

                                     FORM OF
                             COMPLIANCE CERTIFICATE

                  This Compliance Certificate is delivered pursuant to Section 6.2(b) of the Amended and Restated Credit Agreement, dated as of December __, 2000 (as amended, supplemented or otherwise modified from time to time (the "Amended and Restated Credit Agreement"), among TIME WARNER TELECOM INC. ("TWTC"), TIME WARNER TELECOM HOLDINGS INC. (the "Borrower"), the Lenders party thereto, the Documentation Agent and the Co-Syndication Agents named therein and THE CHASE MANHATTAN BANK, as administrative agent (in such capacity, the "Administrative Agent"). Unless otherwise defined herein, terms defined in the Amended and Restated Credit Agreement and used herein shall have the meanings given to them in the Amended and Restated Credit Agreement.

                  1. I am the duly elected, qualified and acting [Chief Financial Officer or Treasurer] of the Borrower.

                  2. I have reviewed and am familiar with the contents of this Certificate.

                  3. I have reviewed the terms of the Amended and Restated Credit Agreement and the Loan Documents and have made or caused to be made under my supervision, a review in reasonable detail of the transactions and condition of TWTC during the accounting period covered by the financial statements attached hereto as Attachment 1 (the "Financial Statements"). Such review did not disclose the existence during or at the end of the accounting period covered by the Financial Statements, and I have no knowledge of the existence, as of the date of this Certificate, of any condition or event which constitutes a Default or Event of Default[, except as set forth below].

                  4. Attached hereto as Attachment 2 are the computations showing compliance with the covenants set forth in Section 7.1, 7.2, 7.3, 7.5, 7.6, 7.7 and 7.8 of the Amended and Restated Credit Agreement.

                  5. Attached hereto as Attachment 3 is a report as to the status of availability of the exception to the indebtedness covenant contained in the Indenture permitting $300,000,000 of indebtedness (including a statement as to the amount of the Loans outstanding under the Amended and Restated Credit Agreement that are permitted to be outstanding under the exception contained in
Section 4.03(a)(vii) of the Indenture relating to the acquisition of certain assets).

                  IN WITNESS WHEREOF, I have executed this Certificate this _____ day of ____, 200__.





                                                 -------------------------------
                                                 Name:
                                                 Title:

                                                                    Attachment 1
                                                       to Compliance Certificate



                          [Attach Financial Statements]

                                                                    Attachment 2
                                                       to Compliance Certificate



         The information described herein is as of ______, ____, and pertains to the period from _________, ____ to ________________ __, ____.


                        [Set forth Covenant Calculations]

                                                                    Attachment 3
                                                       to Compliance Certificate


             [Set forth report re: availability under the Indenture]

                                                                EXHIBIT C to the
                                           AMENDED AND RESTATED CREDIT AGREEMENT


                                     FORM OF
                               CLOSING CERTIFICATE


                  Pursuant to Section 5.1(d) of the Amended and Restated Credit Agreement, dated as of December __, 2000 (the "Amended and Restated Credit Agreement"; terms defined therein being used herein as therein defined), among TIME WARNER TELECOM INC. ("TWTC"), TIME WARNER TELECOM HOLDINGS INC. (the "Borrower"), the Lenders party thereto, the Documentation Agent and the Co-Syndication Agents named therein and THE CHASE MANHATTAN BANK, as administrative agent (in such capacity, the "Administrative Agent"), the undersigned [INSERT TITLE OF OFFICER] of [____________, the [managing] general partner of][____________, the sole member of] [INSERT NAME OF LOAN PARTY] (the "Certifying Loan Party") hereby certifies as follows:

         1. The representations and warranties of the Certifying Loan Party set forth in each of the Loan Documents to which it is a party or which are contained in any certificate furnished by or on behalf of the Certifying Loan Party pursuant to any of the Loan Documents to which it is a party are true and correct in all material respects on and as of the date hereof with the same effect as if made on the date hereof, except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date.

         2. ___________________ is the duly elected and qualified Corporate Secretary of the Certifying Loan Party and the signature set forth for such officer below is such officer's true and genuine signature.

         3. No Default or Event of Default has occurred and is continuing as of the date hereof or after giving effect to the Loans to be made on the date hereof and the use of proceeds thereof. [Borrower only]

         4. The conditions precedent set forth in Section 5.1 of the Amended and Restated Credit Agreement were satisfied as of the Restatement Effective Date. [Borrower only]

            The undersigned Secretary [of ____________, the [managing] general partner][of ___________, the sole member] of the Certifying Loan Party certifies as follows:

         5. There are no liquidation or dissolution proceedings pending or to my knowledge threatened against the Certifying Loan Party, nor has any other event occurred adversely affecting or threatening the continued corporate existence of the Certifying Loan Party.

         6. The Certifying Loan Party is a duly organized
[corporation][partnership][limited liability company], validly existing and in good standing under the laws of the jurisdiction of its organization.

         7. Attached hereto as Annex 1 is a true and complete copy of resolutions duly adopted by the [Board of Directors] of the [managing general partner of the][member of the] Certifying Loan Party on _________________; such resolutions have not in any way been amended, modified, revoked or rescinded, have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect and are the only corporate proceedings of the Certifying Loan Party now in force relating to or affecting the matters referred to therein.

         8. Attached hereto as Annex 2 is a true and complete copy of the [By-Laws][Partnership Agreement][Operating Agreement] of the Certifying Loan Party as in effect on the date hereof.

         9. Attached hereto as Annex 3 is a true and complete copy of the [Certificate of Incorporation][Certificate of Partnership][Certificate of Formation] of the Certifying Loan Party as in effect on the date hereof.

         10. The following persons are now duly elected and qualified officers of the [[managing] general partner of the][member of the] Certifying Loan Party holding the offices indicated next to their respective names below, and the signatures appearing opposite their respective names below are the true and genuine signatures of such officers, and each of such officers is duly authorized to execute and deliver on behalf of the Certifying Loan Party each of the Loan Documents to which it is a party and any certificate or other document to be delivered by the Certifying Loan Party pursuant to the Loan Documents to which it is a party:


         Name                       Office                Signature
         ----                       ------                ---------





            IN WITNESS WHEREOF, the undersigned have hereunto set our names as of the date set forth below.


-------------------------------     ------------------------------------
Name:                               Name:
Title:                              Title:  Secretary


Date:             , 200
       -------  --     --

                                                                         ANNEX 1


                                  [Resolutions]

                                                                         ANNEX 2


               [By-Laws/Partnership Agreement/Operating Agreement]

                                                                         ANNEX 3



                  [Certificate of Incorporation/Certificate of
                     Partnership/Certificate of Formation]

                                                              EXHIBIT D-1 to the
                                           AMENDED AND RESTATED CREDIT AGREEMENT

                          FORM OF NEW LENDER SUPPLEMENT

                  SUPPLEMENT, dated _________________, to the Amended and Restated Credit Agreement dated as of December __, 2000 (as amended, supplemented or otherwise modified from time to time, the "Amended and Restated Credit Agreement"; terms defined therein being used herein are therein defined unless otherwise defined), among TIME WARNER TELECOM INC. ("TWTC"), TIME WARNER TELECOM HOLDINGS INC. (the "Borrower"), the lenders parties thereto (the "Lenders"), the Co-Syndication Agents and the Documentation Agent named therein and THE CHASE MANHATTAN BANK, as Administrative Agent.

                                  WITNESSETH:

                   WHEREAS, the Amended and Restated Credit Agreement provides in Section 2.1(e) thereof that any bank, financial institution or other entity may become a party to the Amended and Restated Credit Agreement with the consent of the Borrower and the Administrative Agent (which consent, in the case of the Administrative Agent, shall not be unreasonably withheld) by executing and delivering to the Borrower and the Administrative Agent a supplement to the Amended and Restated Credit Agreement in substantially the form of this Supplement; and

                  WHEREAS, the undersigned now desires to become a party to the Amended and Restated Credit Agreement;

                  NOW, THEREFORE, the undersigned hereby agrees as follows:

                  1. The undersigned agrees to be bound by the provisions of the Amended and Restated Credit Agreement, and agrees that it shall, on the date this Supplement is accepted by the Borrower and the Administrative Agent, become a Lender for all purposes of the Amended and Restated Credit Agreement to the same extent as if originally a party thereto, with [a Revolving Commitment of $_____________] [an Incremental Commitment of $____________][Incremental Loans of $_____________].

                  2. The undersigned (a) represents and warrants that it is legally authorized to enter into this Supplement; (b) confirms that it has received a copy of the Amended and Restated Credit Agreement, together with copies of the financial statements referred to in Section
         4.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Supplement; (c) agrees that it has made and will, independently and without reliance upon any Agents or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Amended and Restated Credit Agreement or any instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Amended and Restated Credit Agreement or any instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Amended and Restated Credit

         Agreement and will perform in accordance with its terms all the obligations which by the terms of the Amended and Restated Credit Agreement are required to be performed by it as a Lender including, without limitation, if it is organized under the laws of a jurisdiction outside the United States, its obligation pursuant to Section 2.17(d) of the Amended and Restated Credit Agreement.

                  3. The undersigned's address for notices for the purposes of the Amended and Restated Credit Agreement is as follows:

                  IN WITNESS WHEREOF, the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.

                                                     [INSERT NAME OF LENDER]


                                                     By :
                                                         -----------------------
                                                         Title:

Accepted this _____ day of
_______________, ___.



TIME WARNER TELECOM HOLDINGS INC.


By:
   -------------------------------
    Title:




Accepted this ____ day of
_______________, ___.

THE CHASE MANHATTAN BANK, as Administrative Agent


By:
   -------------------------------
    Title:

                                                              EXHIBIT D-2 to the
                                           AMENDED AND RESTATED CREDIT AGREEMENT


                  FORM OF INCREASED FACILITY ACTIVATION NOTICE


To:      THE CHASE MANHATTAN BANK,
         as Administrative Agent under the Amended and Restated Credit Agreement referred to below

                  Reference is hereby made to the Amended and Restated Credit Agreement, dated as of December __, 2000 (as amended, supplemented or otherwise modified from time to time, the "Amended and Restated Credit Agreement"; terms defined therein being used herein as therein defined unless otherwise defined), among TIME WARNER TELECOM INC. ("TWTC"), TIME WARNER TELECOM HOLDINGS INC. (the "Borrower"), the lenders parties thereto (the "Lenders"), the Co-Syndication Agents and the Documentation Agent named therein and THE CHASE MANHATTAN BANK, as Administrative Agent.

                  This notice is an Increased Facility Activation Notice referred to in the Amended and Restated Credit Agreement, and the Borrower and each of the Lenders party hereto hereby notify you that:

                           1. Each Lender party hereto agrees to make obtain or
increase the amount of its Revolving Commitment as set forth opposite such Lender's name on the signature pages hereof under the caption "Increased Facility Amount".

                           2. The Increased Facility Closing Date is ______.

                                           TIME WARNER TELECOM HOLDINGS INC.


                                           By:
                                              ----------------------------------
                                              Name:
                                              Title:


Increased Facility Amount                  [NAME OF LENDER]


$
                                           By:
                                              ----------------------------------
                                              Name:
                                              Title:

CONSENTED TO:

THE CHASE MANHATTAN BANK,
  as Administrative Agent


By:
   -------------------------------
   Name:
   Title:

                                                                EXHIBIT E to the
                                           AMENDED AND RESTATED CREDIT AGREEMENT

                                     FORM OF
                            ASSIGNMENT AND ACCEPTANCE


                  Reference is made to the Amended and Restated Credit Agreement, dated as of December __, 2000 (as amended, supplemented or otherwise modified from time to time, the "Amended and Restated Credit Agreement"), among TIME WARNER TELECOM INC. ("TWTC"), TIME WARNER TELECOM HOLDINGS INC. (the "Borrower"), the Lenders party thereto, the Documentation Agent and the Co-Syndication Agents named therein and THE CHASE MANHATTAN BANK, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"). Unless otherwise defined herein, terms defined in the Amended and Restated Credit Agreement and used herein shall have the meanings given to them in the Amended and Restated Credit Agreement.

                  The Assignor identified on Schedule l hereto (the "Assignor") and the Assignee identified on Schedule l hereto (the "Assignee") agree as follows:

         1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below), the interest described in Schedule 1 hereto (the "Assigned Interest") in and to the Assignor's rights and obligations under the Amended and Restated Credit Agreement with respect to those credit facilities contained in the Amended and Restated Credit Agreement as are set forth on Schedule 1 hereto (individually, an "Assigned Facility"; collectively, the "Assigned Facilities"), in a principal amount for each Assigned Facility as set forth on Schedule 1 hereto.

         2. The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Amended and Restated Credit Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Amended and Restated Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that the Assignor has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim and (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, any of its Affiliates or any other obligor or the performance or observance by the Borrower, any of its Affiliates or any other obligor of any of their respective obligations under the Amended and Restated Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto.

         3. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the Amended and Restated Credit Agreement, together with copies of the financial statements delivered pursuant to Section 4.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance;
(c) agrees that it will, independently and without reliance upon the Assignor, the Agents or any

Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Amended and Restated Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Amended and Restated Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Amended and Restated Credit Agreement, including, without limitation, the confidentiality provisions under subsection 10.15 thereof, and will perform in accordance with its terms all the obligations which by the terms of the Amended and Restated Credit Agreement are required to be performed by it as a Lender including, if it is organized under the laws of a jurisdiction outside the United States, its obligation pursuant to Section 2.17(d) of the Amended and Restated Credit Agreement.

         4. The effective date of this Assignment and Acceptance shall be the Effective Date of Assignment described in Schedule 1 hereto (the "Effective Date"). Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance by it and recording by the Administrative Agent pursuant to the Amended and Restated Credit Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the date of such acceptance and recording by the Administrative Agent).

         5. Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to the Effective Date and to the Assignee for amounts which have accrued subsequent to the Effective Date.

         6. From and after the Effective Date, (a) the Assignee shall be a party to the Amended and Restated Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other Loan Documents and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Amended and Restated Credit Agreement.

         7. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

            IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

                                   Schedule 1
                  to Assignment and Acceptance with respect to the Amended and Restated Credit Agreement, dated as of December __, 2000, among TIME WARNER TELECOM INC. (the "TWTC"),
               TIME WARNER TELECOM HOLDINGS INC. (the "Borrower"),
           the Lenders party thereto, the Documentation Agent and the
                           Co-Syndication Agents named
          therein and THE CHASE MANHATTAN BANK, as Administrative Agent



Name of Assignor:
                   -----------------------

Name of Assignee:
                   -----------------------

Effective Date of Assignment:
                               -------------------------



       Credit                      Principal
  Facility Assigned             Amount Assigned      Commitment Percentage Assigned
  -----------------             ---------------      ------------------------------
Revolving Commitment             $                     .       %
                                  --------           -- -------
[Incremental Commitment]

[Incremental Loans]

[Name of Assignee]                                   [Name of Assignor]

By:                                                  By:
   ----------------------                               ------------------------
Title:                                               Title:

Accepted for Recordation in the Register:          Required Consents (if any):

THE CHASE MANHATTAN BANK, as                       TIME WARNER TELECOM HOLDINGS
Administrative Agent                               INC.


By:                                                By:
   --------------------------------------             --------------------------
Title:                                             Title:


                                                   THE CHASE MANHATTAN BANK, as
                                                   Administrative Agent


                                                   By:
                                                      --------------------------
                                                   Title:

                                                                EXHIBIT F to the
                                           AMENDED AND RESTATED CREDIT AGREEMENT


                                     FORM OF
                            PREPAYMENT OPTION NOTICE

Attention of [    ]
Telecopy No. [    ]

                                                                          [Date]


Ladies and Gentlemen:

                  The undersigned, ______________________________, as
administrative agent (in such capacity, the "Administrative Agent"), refers to the Amended and Restated Credit Agreement, dated as of December __, 2000 (as amended, supplemented or otherwise modified from time to time (the "Amended and Restated Credit Agreement"), among TIME WARNER TELECOM INC. ("TWTC"), TIME WARNER TELECOM HOLDINGS INC. (the "Borrower"), the Lenders party thereto, the Documentation Agent and the Co-Syndication Agents named therein and THE CHASE MANHATTAN BANK, as administrative agent. Unless otherwise defined herein, terms defined in the Amended and Restated Credit Agreement and used herein shall have the meanings given to them in the Amended and Restated Credit Agreement. The Administrative Agent hereby gives notice of an offer of prepayment made by the Borrower pursuant to [Section 2.8][Section 2.9] of the Amended and Restated Credit Agreement of the Tranche B Prepayment Amount. Amounts applied to prepay the Tranche B Term Loans shall be applied in accordance with the provisions of the Amended and Restated Credit Agreement. The portion of the prepayment amount to be allocated to the Tranche B Term Loan held by you and the date on which such prepayment will be made to you (should you elect to receive such prepayment) are set forth below:


(A)      Total Tranche B Prepayment Amount
                                                                 ------------
(B)      Portion of Tranche B Prepayment
         Amount to be received by you
                                                                 ------------

(C)      Prepayment Date
                                                                 ------------

                  IF YOU DO NOT WISH TO RECEIVE ALL OF THE TRANCHE B PREPAYMENT AMOUNT TO BE ALLOCATED TO YOU ON THE PREPAYMENT DATE INDICATED IN PARAGRAPH (C) ABOVE, please sign this notice in the space provided below and indicate the percentage of the Tranche B Prepayment Amount otherwise payable which you do not wish to receive. Please return this notice as so completed via telecopy to the attention of [___________________] at The Chase Manhattan Bank, no later than 10:00 a.m., New York City time, on the Prepayment Date, at Telecopy No. [________________]. IF YOU DO NOT RETURN THIS NOTICE, YOU WILL RECEIVE 100% OF THE TRANCHE B PREPAYMENT AMOUNT ALLOCATED TO YOU ON THE PREPAYMENT DATE.

                                           THE CHASE MANHATTAN BANK
                                              as Administrative Agent

                                           By:
                                              ----------------------------------
                                              Title:
                                 ,
---------------------------------
(Name of Lender)

By:
   -------------------------------
Title:

Percentage of Tranche B

                                              Prepayment Amount Declined:      %
                                                                        -------

                                                                EXHIBIT G to the
                                           AMENDED AND RESTATED CREDIT AGREEMENT



                          FORM OF EXEMPTION CERTIFICATE

                  Reference is made to the Amended and Restated Credit Agreement, dated as of December __, 2000 (as amended, supplemented or otherwise modified from time to time, the "Amended and Restated Credit Agreement"), among TIME WARNER TELECOM INC. ("TWTC"), TIME WARNER TELECOM HOLDINGS INC. (the "Borrower"), the Lenders party thereto, the Documentation Agent and the Co-Syndication Agents named therein and THE CHASE MANHATTAN BANK, as administrative agent (in such capacity, the "Administrative Agent"). Unless otherwise defined herein, terms defined in the Amended and Restated Credit Agreement and used herein shall have the meanings given to them in the Amended and Restated Credit Agreement. ______________________ (the "Non-U.S. Lender") is providing this certificate pursuant to Section 2.17(d) of the Amended and Restated Credit Agreement. The Non-U.S. Lender hereby represents and warrants that:

                  1. The Non-U.S. Lender is the sole record and beneficial owner of the Loans in respect of which it is providing this certificate.

                  2. The Non-U.S. Lender is not a "bank" for purposes of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the "Code"). In this regard, the Non-U.S. Lender further represents and warrants that:

                  (a) the Non-U.S. Lender is not subject to regulatory or other legal requirements as a bank in any jurisdiction; and

                  (b) the Non-U.S. Lender has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements.

                  3. The Non-U.S. Lender is not a 10-percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code.

                  4. The Non-U.S. Lender is not a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code.

                  IN WITNESS WHEREOF, the undersigned has duly executed this certificate.

                                                     [NAME OF NON-U.S. LENDER]


                                                     By:
                                                        ------------------------
                                                     Name:
                                                     Title:

                                                     Date:
                                                          ----------------------